Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of March 12, 2015, is made and entered into by and between, DEPOMED, INC., a California corporation, the purchasers party hereto from time to time, and DEERFIELD PRIVATE DESIGN FUND III, L.P., as collateral agent.

BACKGROUND STATEMENT

A.                                    The Borrower has requested that the Purchasers purchase an aggregate principal amount of $575,000,000 of the Borrower’s senior secured notes, each substantially in the form of Exhibit B hereto (the “Notes”) pursuant to and in accordance with the terms and conditions hereof.

B.                                    The Purchasers are willing to purchase the Notes described above upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchasers to purchase the notes described herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Defined Terms.  In addition to the words and terms defined elsewhere in this Agreement, the following terms when used herein have the following respective meanings:

“ACH Indebtedness” means Indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.

“Acquisition” means the acquisition of the “Purchased Assets” (as defined in the Acquisition Agreement) or any substantial portion thereof.

“Acquisition Agreement” means that certain Asset Purchase Agreement, dated as of January 15, 2015, between Janssen Pharmaceuticals, Inc. and the Borrower, without giving effect to any amendments, modifications or supplements thereto that are not approved by the Required Purchasers (other than amendments, modifications or supplements that, individually or in the aggregate, could not reasonably be expected to be materially adverse to the Purchasers; it being

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agreed that any change in the Purchase Price (as defined in the Acquisition Agreement as of the date hereof) that is greater than or equal to 5% of the total consideration set forth in the Acquisition Agreement as of the date hereof will be deemed to be materially adverse to the Purchasers).

“Acquisition Subsidiary” means a newly formed direct Wholly Owned Subsidiary of the Borrower.

“Adjusted EBITDA” means, with respect to any Person for any Test Period, EBITDA for such Person plus (i) to the extent deducted in determining Consolidated Net Income for such Person for such Test Period, [***], minus (ii) to the extent included in Consolidated Net Income for such Person for such Test Period, any non-recurring income or gains directly as a result of discontinued operations.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such first Person or any of its Subsidiaries.  The term “control” means (a) the power to vote ten percent (10%) or more of the Capital Stock of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative thereto.  Notwithstanding the foregoing, neither the Collateral Agent nor any Purchaser shall be deemed an “Affiliate” of any Consolidated Entity.

“Agreement” means this Note Purchase Agreement and all schedules, annexes and exhibits hereto.

“Applicable Percentage” means 50%, provided that during any time period during which Deerfield and its Affiliates (i) beneficially own more than 20% of the Common Stock (on a fully diluted basis) or (ii) beneficially own more than 10% of the Common Stock (on a fully diluted basis) and one or more the board directors of the Borrower was appointed by, or is a representative of, Deerfield and its Affiliates, Applicable Percentage shall mean 70%.

“Asset Disposition” means any sale, license, assignment, lease, conveyance, transfer or other disposition by any Consolidated Entity of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries), other than (i) sales of inventory and the sale or discount of accounts receivables in the ordinary course of business, (ii) non-exclusive licenses in the ordinary course of business, (iii) sales, licenses, assignments, leases, conveyances, transfers or other dispositions to a Credit Party, (iv) Permitted Liens, (v) dispositions of damaged, expired, short-dated, worn-out or obsolete equipment, inventory or assets in the ordinary course of business, (vi) leases or subleases to third Persons in the ordinary course of business that do not interfere in any material respect with the business of the Consolidated Entities, (vii) dispositions of cash and Cash Equivalents, (viii)[***], (ix) the abandonment of intellectual property rights in the ordinary course of business, (x) the unwinding, settlement or termination of any obligations or rights under or in respect of any Hedging Agreements, (xi) the issuance or sale of Capital Stock by any Subsidiary to any Credit Party or any Wholly Owned Subsidiary of a Credit Party, and (xii) the licensing of Intellectual Property in connection with

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the research, development and commercialization of any compound, product or Intellectual Property of such Consolidated Entity or the sale, manufacture and distribution of any compound or products of such Consolidated Entity (including in connection with the settlement of any litigation or other claims), provided, however, that notwithstanding anything to the contrary, an Excluded License shall constitute an Asset Disposition.

“Asset Disposition Proceeds” means, as of any date of determination, the aggregate cash proceeds (net of (i) reasonable fees and out-of-pocket expenses payable in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) the amount of any reserves established to fund contingent expenses and liabilities reasonably estimated to be payable, and (iv) the amount of all payments of Indebtedness required to be made as a result of Asset Dispositions (other than repayments of the Notes and Indebtedness that is subordinated to the Notes)) received by the Consolidated Entities after the Purchase Date in connection with Asset Dispositions, including any cash proceeds received by any Consolidated Entity in connection with any Deferred Acquisition Consideration.

“Available Additional Amount” means, as of any time of determination, an amount equal to (i) [***] minus (ii) the aggregate amount used prior to such time of determination for any of the following: (A) [***] and (B) [***].

“Bankruptcy Code” means Title 11 of the United States Code and any successor statute or statutes having substantially the same function.

“Borrower” means Depomed, Inc., a California corporation, and all of its permitted successors and assigns.

“Business Day” means any day of the year on which banks are open for business in New York, New York.

“Capital Lease” means any lease or similar arrangement which is of a nature that payment obligations of the lessee or obligor thereunder at the time are or should be capitalized and shown as liabilities (other than current liabilities) upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.

“Capital Lease Obligations” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet of such lessee with respect to such Capital Lease.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing (but excluding any Indebtedness convertible into, or exchangeable for Capital Stock).

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith

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and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 360 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., or F-1 or better by Fitch Investor Services, (iii) time deposits and certificates of deposit maturing within 360 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (A) that has combined capital and surplus of at least $500,000,000 or (B) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc. or A or better by Fitch Investor Services, and (iv) money market funds that are SEC registered 2a-7 eligible only, have assets in excess of $1,000,000,000, offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that the Credit Parties will invest only in ‘no-load’ funds which have a constant $1.00 net asset value target.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986 or any successor federal tax code.  Any reference to any provision of the Code shall also include the income tax regulations promulgated thereunder, whether final, temporary or proposed.

“Collateral Agent” means Deerfield, in its capacity as Collateral Agent appointed under Section 8.1 and any other Security Documents, and its successors and permitted assigns in such capacity.

“Commitment” means, with respect to any Purchaser, the commitment of such Purchaser to purchase Notes on the Purchase Date in an aggregate principal amount up to the amount set forth opposite such Purchaser’s name on Exhibit A, as such amount may be reduced from time to time pursuant to the terms hereof.

“Common Stock” means the common stock, no par value per share, of the Borrower.

“Consolidated Entities” means the Borrower and its Subsidiaries.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

“Consolidated Net Income” means, with respect to any Person for any Test Period, net income (or loss) for such Person and its Subsidiaries for such Test Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of such Person (or is accounted for by such Person by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to such Person or one of its Subsidiaries during such Test Period, (ii) the net income (or loss) of any other Person acquired by, or merged with, such Person or any of its Subsidiaries for any period prior to the date of such acquisition or merger, and (iii) the net income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than a Credit Document) or Requirement of Law applicable to such Subsidiary.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Convertible Notes” means the 2.50% Convertible Senior Notes due 2021 issued by the Borrower pursuant to the Indentures.

“Costs” has the meaning set forth in Section 9.2.

“Credit Documents” means and collectively refer to this Agreement, the Notes, the Security Documents, the Guaranty and any and all other agreements between a Credit Party and the Collateral Agent or the Purchasers in connection with this Agreement.

“Credit Parties” means the Borrower and the Subsidiary Guarantors.

“Cumulative Excess EBITDA” means, for any fiscal year of the Borrower, the greater of (i) [***] and (ii) [***].  Notwithstanding the foregoing, Cumulative Excess EBITDA for the [***] shall be deemed to be [***].

“Deerfield” means Deerfield Private Design Fund III, L.P.

“Default” means any Event of Default or any event that with the giving of notice, lapse of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(c).

“Deferred Acquisition Consideration” means any purchase price adjustments, royalty, earn-out, Milestone Payments, indemnity, contingent or other deferred payment payments of a similar nature (including any non-compete payments and consulting payments) payable in connection with any Permitted Acquisition or other acquisition or disposition permitted under this Agreement.

“Depo DR” means Depo DR Sub, LLC, a Wholly Owned Subsidiary of the Borrower.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

“Deposit Account” has the meaning given to it in Article 9 of the UCC.

“Deposit Account Control Agreement” means any agreement establishing the Collateral Agent’s control (as defined in the UCC) of any Deposit Account.

“Disqualified Capital Stock” means any Capital Stock that is not Qualified Capital Stock.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any Test Period, Consolidated Net Income for such Person for such Test Period (excluding for the Borrower, net income attributable to Depo DR, except to the extent distributed to the Borrower) plus (i) to the extent deducted in determining Consolidated Net Income for such Person for such Test Period, (A) interest expense, (B) provision for taxes paid or accrued, (C) depreciation and amortization, (D) non-cash expenses related to stock based compensation, (E) extraordinary non-cash expenses or losses incurred other than in the ordinary course of business, (F) any unrealized losses in respect of Hedge Agreements, and (G) adjustments relating to purchase price allocation accounting, minus (iii) to the extent included in Consolidated Net Income for such Person for such Test Period, (A) interest income (to the extent not netted against interest expense in the calculation of interest expense), (B) income tax credits and refunds (to the extent not netted from tax expenses), (C) extraordinary non-cash income or gains realized other than in the ordinary course of business, and (D) any unrealized income or gains in respect of Hedge Agreements (to the extent not included in clause (i)(F)) above or netted against interest expense in the calculation of interest expense).  For the avoidance of doubt, the foregoing additions to, and subtractions from, for the Borrower shall not give effect to any items attributable to Depo DR Sub.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, permit, license, approval, interpretation, order, guidance or other legal requirement (including any subsequent enactment, amendment or modification) relating to the protection of human health or the environment, including, but not limited to, any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Article VII.

“Excess EBITDA” means, for any fiscal year of the Borrower, the product of (i) EBITDA of the Borrower for such fiscal year, minus [***] and (ii) [***].  Excess EBITDA for any fiscal year may be a negative number.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Excluded Account” means (i) any accounts the funds in which are used solely for the payment of wages, salaries, worker’s compensation and similar expenses and accounts the funds in which consist solely of funds held by a Credit Party in trust for any director, officer or

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employee of, or any employee benefit plan maintained by, any Credit Party, (ii) (x) escrow accounts and (y) trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the applicable Credit Party holds the funds exclusively for the benefit of an unaffiliated third party, (iii) deposit accounts the daily balance in which does not at any time exceed [***] for any such account or [***] for all such accounts, (iv) any deposit account that is a zero-balance disbursement account, (v) deposit and investment accounts (A) subject to a control agreement in favor of a lender or the administrative or collateral agent under a working capital or revolving credit facility permitted under Section 6.2(iv) and (B) over which the Collateral Agent has a second lien, (vi) deposit accounts securing treasury and cash management services, letters of credit and business credit card obligations permitted under Section 6.2, and (vii) deposit and securities accounts held outside the United States.

“Excluded Domestic Holdco” means a Subsidiary that is a U.S. Person and substantially all the assets of which consist of Capital Stock issued by one or more “controlled foreign corporations” as such term is defined in Section 957 of the Code.

“Excluded Foreign Subsidiary” means (i) any Excluded Domestic Holdco, and (ii) any Foreign Subsidiary that is a “controlled foreign corporation” as such term is defined in Section 957 of the Code or that is owned by a “controlled foreign corporation,” except in either case if such Excluded Foreign Subsidiary has pledged two-thirds or more of its voting Capital Stock to secure any Indebtedness (other than the Notes) of a Credit Party or any other Subsidiary which is a U.S. Person.

“Excluded License” means (i) any exclusive rights in a particular geography or for a particular indication to sell or commercialize any approved or currently-marketed pharmaceutical product or medical device (other than any co-marketing, distribution or similar agreement in which a Consolidated Entity participates in the net sales (or profits thereof) of the applicable product or medical device) or (ii) an exclusive license or sublicense of any Intellectual Property that is tantamount to a sale of substantially all rights to such Intellectual Property in a particular geography or field of use because it conveys to the licensee or sublicensee exclusive rights to practice such Intellectual Property in the applicable geography or field of use for consideration that is not based upon future development or commercialization of products (other than pursuant to so-called earn-out payments) or services by the licensee or sublicensee (other than transition services), such as, for example, consideration of only upfront advances or initial license fees or similar payments in consideration of such rights, with no anticipated subsequent payments or de minimis payments to any Consolidated Entity (other than pursuant to so-called earn-out payments or transition services).

“Excluded Subsidiary” means (i) Depo DR, (ii) any Subsidiary that is prohibited by any applicable law or by any contractual obligation existing on the date of acquisition or formation of such Subsidiary (provided such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Obligations or any Subsidiary that would require consent, approval, license or authorization of any Governmental Authority in order to guarantee the Obligations unless such consent, approval, license or authorization has been received or can be obtained by the Subsidiary through the use of commercially reasonable efforts (including, without limitation, any consent, approval or authorization required in connection with the White

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Wash Requirements), (iii) any Foreign Subsidiary for which the providing of the guarantee under the Guaranty or providing collateral under the Security Documents could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, (iv) any Subsidiary that has assets of less than [***], and (v) those Foreign Subsidiaries as to which the Borrower and the Required Purchasers shall reasonably determine in writing that the costs of providing a joinder to the Guaranty by such Subsidiary are excessive in relation to the value to be afforded thereby.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Note or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Note or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.14) or (ii) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(c) (other than as a result of Change in Law) or (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement between the United States and any other jurisdiction to implement Sections 1471 through 1474 of the Code.

“FDA” means the U.S. Food and Drug Administration.

“Foreign Purchaser” means each Purchaser (or if the Purchaser is a disregarded entity for U.S. federal income tax purposes, the Person treated as the owner of the assets of such Purchaser for U.S. federal income tax purposes) that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary organized in a jurisdiction outside the United States.

“Future Acquisition Subsidiary” means a Subsidiary that is (i)(A) acquired in a Permitted Acquisition, or (B) created for purposes of consummating a Permitted Acquisition (for clarity, such Subsidiary shall not, immediately before such Permitted Acquisition, own or hold any assets), and (ii) obligated with respect to Indebtedness incurred under Section 6.2(x).

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, as modified pursuant to Section 1.2 below.

“Governmental Authority” means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

“Guaranty” means a guaranty agreement made by the Subsidiary Guarantors in favor of the Collateral Agent and the Purchasers substantially in the form attached as Exhibit E hereto .

“Hazardous Material” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, pollutant, contaminant or toxic substance under any Environmental Law; (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (iii) its presence requires investigation or remediation under an Environmental Law or common law; (iv) it constitutes a danger, nuisance, trespass or health or safety hazard to persons or property; or (v) it is or contains, without limiting the foregoing, petroleum hydrocarbons.

“Hedge Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (for example, equity or equity index swaps, options, caps, floors, collars and forwards).

“Indebtedness” means, for any Person, without duplication, (i) obligations of such Person for borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade, operating lease and license obligations incurred in the ordinary course of business that are not capitalized, deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its Subsidiaries, and any Deferred Acquisition Consideration payable in connection with the Acquisition, any acquisition effected prior to the date hereof or in connection with any Permitted Acquisition) which in accordance with GAAP would be required to be shown as a liability; (iv) obligations of such Person under any conditional sale or other title retention agreement relating to property acquired by such Person; (v) Capital Lease Obligations of such Person; (vi) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit (whether or not drawn upon and in the stated amount thereof); (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (vi) above; (viii) all indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person; (ix) all Disqualified Capital Stock of such Person; (x) the principal balance outstanding under any asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not

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constitute a liability on the consolidated balance sheet of such Person and its subsidiaries; and (xi) net termination obligations under any Hedge Agreement (other than to the extent such obligations can be settled in shares of Qualified Capital Stock of such Person).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indentures” means the Senior Indenture and the First Supplemental Indenture thereto, each dated as of September 9, 2014 and between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

“Interest Rate” means, as of any Interest Rate Determination Date, the per annum interest rate equal to the lesser of (i)(A) for the period from the Purchase Date to the third anniversary of the Purchase Date, 11.95% and (B) thereafter, 12.95% and (ii) the sum of (A) 9.75% and (B) the greater of (1) the LIBOR Rate as of such date and (2) 1.00%.

“Interest Rate Determination Date” means (i) the Purchase Date and (ii) the first Business Day of each fiscal quarter (i.e. January, April, July and October), commencing with the first such date following the Purchase Date.

“Investments” has the meaning set forth in Section 6.4.

“Landlord Agreement” means an agreement pursuant to which the lessor of the corporate headquarters of the Borrower provides (i) the Collateral Agent with access to personal property of the Consolidated Entities located in the facility leased by the Borrower from such lessor and a reasonable time to sell and dispose of the inventory from such location and (ii) waives or subordinates any personal property liens against the assets of the Credit Parties to and for the benefit of the Collateral Agent and the Purchasers.

“LIBOR Rate” means, as of any Interest Rate Determination Date, the rate per annum equal to (i) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) for dollar deposits or (ii) if no such rate is available, the rate of interest determined by the Collateral Agent to be the rate or the arithmetic mean of rates at which dollar deposits in

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commissionn immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under clause (i) or (ii) above at approximately 11:00 a.m., London time, on such Interest Rate Determination Date for a period of three months.

“Lien” means any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises by virtue of contract, statute or common law, including the lien or security interest arising from a mortgage, security agreement, pledge, lease, conditional sale, consignment or bailment for security purposes or from attachment, judgment or execution and any easement, covenant, restriction, condition, reservation, encroachment, right-of-way, lease or other title exception or encumbrance affecting any property.

“Major Transaction” means:

(i)                                     a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or any other event (A) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (x) no longer hold a majority of the shares of Common Stock or (y) no longer have the ability to elect a majority of the board of directors of the Borrower or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or different number of shares of the same or another class or classes of stock or securities of another entity other than a merger effected solely for purposes of changing the Borrower’s state of incorporation or domicile;

(ii)                                  the sale or transfer in one or a series of transactions of (A) all or substantially all of the assets of the Borrower on a consolidated basis to any Person other than a Wholly Owned Subsidiary Guarantor or (B) assets of the Consolidated Entities (other than Depo DR) for a purchase price equal to more than [***] of the Market Cap (as defined below) of the Borrower;

(iii)                               any Person or group, other than the Borrower and its Subsidiaries or any employee benefit plan of the Borrower or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing such Person has become the beneficial owner of shares with a majority of the total voting power of all outstanding voting securities that are entitled to vote generally in the election of the Borrower’s board of directors;

(iv)                              the liquidation, bankruptcy, insolvency, dissolution or winding up (or the occurrence of an analogous proceeding) affecting the Borrower; or

(v)                                 the shares of Common Stock cease to be listed on a Principal Market.

For purposes of clause (ii) above, “Market Cap” shall mean, as of the date of the definitive agreements for such sale or transfer, the product of (x) the number of issued and outstanding shares of Common Stock on such date multiplied by (y) the per share closing price of the Common Stock on such date.  From and after the occurrence of a Permissible Change of Control, Market Cap shall be (A) if the Public Successor shall have assumed or guaranteed the

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Obligations, based on the common stock of the Public Successor, and (B) otherwise, the Market Cap of the Borrower immediately before the occurrence of such Permissible Change of Control.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Consolidated Entities, taken as a whole; (ii) any material adverse effect on the rights and remedies, individually or in the aggregate, of the Collateral Agent or the Purchasers under the Credit Documents, or the ability of any the Credit Parties, taken as a whole, to perform the Obligations; or (iii) a material adverse effect upon the validity or enforceability against any Credit Party of the Credit Documents to which it is a party.

“Material Contract” means (i) upon completion of the Acquisition, the License Agreement (U.S.), effective as of January 13, 2015, by and among Grünenthal GmbH, Janssen Pharmaceuticals, Inc. and Janssen Research & Development, LLC; (ii) the [***], (iii) each material supply agreement, manufacturing agreement, agreement to in-license Intellectual Property and similar agreement related to Material Products; (iv) the Indentures; and (v) each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act but excluding any employment or management contracts or compensatory plan, contracts or other arrangements described in Item 601(b)(10)(iii) of Regulation S-K under the Securities Act and excluding any real property leases) to which any Consolidated Entity is a party.

“Material Products” means, as of any date of determination, [***] (in each case so long as such a Consolidated Entity continues to own the Intellectual Property relating to, and sell or market, such product) and any other pharmaceutical product or medical device sold by any Consolidated Entity that has net sales in excess of [***] for the Test Period most recently ended (as determined on a consolidated basis in accordance with GAAP).

“Maturity Date” means the seventh anniversary of the Purchase Date.

“Milestone Payments” means payments made in connection with any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets) to sellers (or licensors) of the assets or Capital Stock acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Mortgage” means any mortgage, deed of trust, deed to secure debt, collateral assignment of lease or similar agreement or instrument pursuant to which any Credit Party grants in favor of the Collateral Agent, or a trustee for the benefit of the Collateral Agent, a security interest in and Lien upon any fee or leasehold interest in any real property owned by any Credit Party.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Net Sales” means, as of the end of any fiscal quarter, the line item “product sales” (which includes a reduction for product sales allowances) of the Consolidated Entities for the

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prior twelve months, determined consistent with past practice on a consolidated basis in accordance with GAAP.

“Notes” has the meaning set forth in the Background Statement above.

“Obligations” means (i) the Notes and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from any Consolidated Entity to the Collateral Agent or the Purchasers of any kind or nature, present or future, arising under this Agreement or any of the other Credit Documents, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired; and (ii) all interest (including to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys’ fees and any other sums payable by any Consolidated Entity to the Collateral Agent or the Purchasers under this Agreement or any of the other Credit Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any transactions pursuant to or enforced any Credit Document, or sold or assigned an interest in any Note or other Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made at the request of the Borrower pursuant to Section 2.14).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor thereto.

[***]

“Permissible Change of Control” means any Major Transaction involving the acquisition of a majority of the Total Voting Power of the Borrower where after giving effect to such Major Transaction: (i) the Borrower is a direct or indirect Subsidiary of a Person (such person, the “Public Successor”) whose common stock is listed for trading on a Principal Market, (ii) the Public Successor has a Debt to Adjusted EBITDA Ratio of less than [***], and (iii) the Collateral Agent continues to have a valid and perfected first priority security interest in the collateral granted to it pursuant to the Security Documents, subject to Permitted Liens.  For purposes of this definition, “Debt to Adjusted EBITDA Ratio” means the ratio of the Public

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Successor’s (x) Debt to (y) Adjusted EBITDA for the applicable Test Period where “Debt” means such Person’s and its consolidated Subsidiaries’ Indebtedness other than under clause (xi) thereof as of the end of the most recent Test Period, and where Debt and Adjusted EBITDA are both determined on a pro forma basis as if such Major Transaction, together with any Permitted Acquisition or Investment during or after the Test Period and before the date of determination had occurred at the beginning of the applicable Test Period, including any Indebtedness incurred in connection therewith.

“Permitted Acquisition” means (i) the Acquisition and (ii) any transaction or series of related transactions by which the Borrower or any of its Subsidiaries acquires all or substantially all of the assets of a Person or going business, division, or line of business or product or acquires Capital Stock of any Person having at least a majority of combined voting power of the then outstanding Capital Stock of such Person which meets the following conditions (A) [***], and (B) no Default or Event of Default shall have occurred and be continuing at the time of the consummation thereof or would occur immediately after giving effect thereto.

“Permitted Liens” has the meaning set forth in Section 6.3.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means, at any time, an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Prepayment Premium” means, with respect to any prepayment of the principal amount of the Notes, an amount equal to (i) 5% of the principal amount of Notes to be prepaid, if such prepayment occurs on or prior to the second anniversary of the Purchase Date; (ii) 4% of the principal amount of the Notes to be prepaid, if such prepayment occurs after the second anniversary of the Purchase Date but on or prior to the third anniversary of the Purchase Date; (iii) 3% of the principal amount of the Notes to be prepaid, if such prepayment occurs after the third anniversary of the Purchase Date but on or prior to the fourth anniversary of the Purchase Date; (iv) 2% of the principal amount of the Notes to be prepaid, if such prepayment occurs after the fourth anniversary of the Purchase Date but on or prior to the fifth anniversary of the Purchase Date; (v) 1% of the principal amount of the Notes to be prepaid, if such prepayment occurs after the fifth anniversary of the Purchase Date but on or prior to the sixth anniversary of the Purchase Date; and (vi) zero, if such prepayment occurs after the sixth anniversary of the Purchase Date.

“Principal Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

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“Purchase Date” means the date upon which the Notes are purchased pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Section 3.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Purchaser” means each Person signatory hereto as a “Purchaser” and their respective registered successors and assigns.

“Qualified Capital Stock” means any Capital Stock of a Person that does not include a cash dividend (other than dividends that are solely payable as and when declared by the board of directors of such Person) and are not mandatorily redeemable by such Person or any of its Subsidiaries or redeemable at the option of the holder of such Capital Stock, in each case prior to the 91st day following the Maturity Date (other than (i) redemptions solely for Qualified Capital Stock in such Person and cash in lieu of fractional shares of such Capital Stock and (ii) redemptions upon the occurrence of an “asset sale”, “fundamental change” or a “change in control” (or similar event, however denominated) so long as any such redemption requirement becomes operative only after repayment in full (or waiver thereof) of all the Obligations (other than contingent indemnification obligations)); provided, however, that Capital Stock in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall constitute Qualified Capital Stock notwithstanding any obligation of such Person or any Subsidiary to repurchase such Capital Stock in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Recipient” means the Collateral Agent or any Purchaser, as applicable.

“Register” has the meaning set forth in Section 1.4(a).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Regulatory Agency” means a Governmental Authority with responsibility for the approval of the marketing and sale of pharmaceuticals or medical devices or other regulation of pharmaceuticals or medical devices.

“Regulatory Approval” means all approvals (including where applicable, pricing and reimbursement approval and schedule classifications), product and/or establishment licenses, registrations or authorizations of any Regulatory Agency necessary for the manufacture, use, storage, import, export, transport, offer for sale or sale of the Material Products by a Consolidated Entity (other than Depo DR) within the United States.

“Required Purchasers” means, prior to the Purchase Date, Purchasers obligated with respect to greater than the Applicable Percentage of the Commitments and, thereafter, Purchasers representing greater than the Applicable Percentage of the outstanding principal amount of the Notes.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing

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documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

“Restricted Purchaser” means Deerfield and its Affiliates and any other Purchaser that notifies the Borrower in writing that it wishes to be deemed a Restricted Purchaser.

“Restricted Transferee” means any Person (i) who is a natural Person or (ii) [***].

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii)(A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, between each Credit Party and the Collateral Agent, substantially in the form attached as Exhibit F hereto.

“Security Documents” means the Security Agreement, the Landlord Agreement, the Deposit Account Control Agreements, and all other pledge or security agreements, mortgages, deeds of trust, assignments or other similar agreements or instruments executed and delivered by the Borrower or any of the Borrower’s Subsidiaries pursuant to the terms of this Agreement, in each case as amended, modified or supplemented from time to time.

“Solvent” means, with respect to any Person (determined on a consolidated basis) on any particular date, that such Person (i) does not have unreasonably small capital to carry on its business as now conducted and as presently proposed to be conducted, (ii) is able to pay its debts as they become absolute and matured, and (iii) has assets with a present fair saleable value greater than its total stated liabilities and identified contingent liabilities.  In computing the amount of identified contingent liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which such Person owns, directly or

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indirectly, more than 50% of the voting securities thereof.  Unless the context otherwise requires, “Subsidiary” refers to a direct or indirect Subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Purchasers) and has granted to the Collateral Agent, on behalf of the Purchasers, a Lien upon and security interest in its personal property assets pursuant to the Security Agreement. For the avoidance of doubt, no Excluded Foreign Subsidiary shall be a Subsidiary Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means June 28, 2015.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower (or other Person, as applicable) then last ended for which financial statements have been filed with the SEC.

“Total Voting Power” means, with respect to any Person, the total number of votes that may be cast in the election of directors or managers, as applicable, of such Person at any meeting of stockholders or members, as applicable, of such Person if all securities entitled to vote in the election of directors or managers, as applicable, of such Person (on a fully diluted basis, assuming the exercise, conversion or exchange of all rights, warrants, options and securities exercisable for, exchangeable for or convertible into, such voting securities) were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

“UCC” means the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity, priority or perfection of any security interest in any collateral granted under any Credit Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then, as to the validity, priority or perfection, as the case may be, of such security interest, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

“Upfront Payments” means any upfront or similar payments made in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Permitted Acquisition or other acquisition (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product or medical device (and any related property or assets).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.11(c).

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“Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (other than directors’ qualifying shares) is owned, directly or indirectly, by such Person.

1.2                               Accounting Terms.  Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined have the meanings customarily given them in accordance with GAAP as in effect from time to time, provided that if the Borrower notifies the Purchasers that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that all terms of an accounting or financial nature (including, without limitation, the definitions of Capital Lease Obligations and Indebtedness) shall be construed without giving effect to (i) any changes to the current GAAP accounting model for leases of the type described in the FASB and IASB joint exposure draft published on August 17, 2010 entitled “Leases (Topic 840)” or otherwise arising out of the FASB project on lease accounting described in such exposure draft, (ii) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

1.3                               Interpretation.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa.  The words “include,” “includes” and “including” shall in any event be deemed to be followed by the phrase “without limitation.”  All references in this Agreement to “this Agreement”, “herein”, “hereunder”, “hereof” shall be deemed to refer to this Agreement in its entirety (including the exhibits (and their annexes) and schedules hereto) unless the context requires otherwise.  All references in this Agreement to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement unless the context requires otherwise.  Except as otherwise provided herein, any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified in accordance with any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Credit Document.  Any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

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1.4                               Register.

(a)                                 The Borrower shall establish and maintain at its address referred to in Section 9.5 (i) a record of ownership (the “Register”) in which the Borrower shall register by book entry the interests (including any rights to receive payment of principal and interest hereunder) of each Purchaser in each Note, and any assignment of any such interest and (ii) accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Purchasers (and any change thereto pursuant to this Agreement), (B) the amount of Commitments of, and principal amounts (and stated interest) owing to each Purchaser and (C) any other payment received by the Purchasers pursuant to the Credit Documents.

(b)                                 Notwithstanding anything to the contrary contained in this Agreement, (i) each Note is a registered obligation, (ii) the right, title and interest of the Purchasers and their assignees in and to the Notes or any portion thereof shall be transferable only upon notation of such transfer in the Register and (iii) no assignment thereof therein shall be effective until recorded therein.  This Section 1.4 and Sections 9.7 and 9.8 shall be construed so that each Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.

(c)                                  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent and the Purchasers shall treat each Person whose name is recorded in the Register as a Purchaser (and as the owner of the amounts owing to it under the Notes as reflected in the Register) for all purposes of this Agreement.  Information contained in the Register with respect to any Purchaser shall be available for access by such Purchaser at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE II

AMOUNTS AND TERMS OF THE NOTES

2.1                               Notes and Commitments; Notice of Purchase.

(a)                                 The Borrower agrees to issue, and each Purchaser severally agrees, subject to and on the terms and conditions set forth in this Agreement, to purchase, a Note from the Borrower on any Business Day on or after April 2, 2015 (or earlier if agreed to by all the Purchasers) but prior to the Termination Date, in a principal amount equal to such Purchaser’s Commitment.  The Commitments shall be automatically and permanently terminated (i) concurrently with the purchase of the Notes on the Purchase Date, and (ii) on the Termination Date.  To the extent repaid, the principal amount under Notes may not be re-borrowed.

(b)                                 At least three Business Days prior to the Borrower’s expected satisfaction, or waiver by the Required Purchasers of, the conditions to purchasing the Notes set forth in Section 3.2, the Borrower shall deliver to the Purchasers a written notice (the “Purchase Notice”), which notice shall be irrevocable (but may be contingent upon the concurrent consummation of the Acquisition), shall be substantially in the form of Exhibit C hereto and shall specify (1) the account(s) to which the proceeds of the Notes are to be disbursed pursuant to Section 2.9 and (2) the requested Purchase Date.

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2.2                               Notes.  The Notes shall be payable to the applicable Purchaser in an amount equal to the principal amount of such Purchaser’s Commitment.  The terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein and, in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control.

2.3                               Interest.

(a)                                 The Borrower shall pay interest on each Note from the Purchase Date on the outstanding principal amount thereof at the per annum interest rate equal to Interest Rate as determined on the most recent Interest Rate Determination Date.  The Collateral Agent shall give notice to the Borrower and the Purchasers of the Interest Rate on each Interest Rate Determination Date.

(b)                                 Interest on the outstanding principal balance of each Note shall be due and payable (i) on each Interest Rate Determination Date, in arrears, until the entire principal amount of the Notes plus interest thereon is paid in full, and (ii) on each date when all or any amount of the unpaid principal balance of each such Note shall be due (whether at maturity, by acceleration, prepayment or otherwise), but only to the extent accrued and only with respect of the principal amount being paid.

(c)                                  Interest on the Notes and fees shall be computed on the basis of a 360-day year and the actual number of days elapsed.

(d)                                 If the Borrower shall default in the payment of any principal of or interest on any Note, by acceleration or otherwise (after expiration of all applicable grace periods), then, until such defaulted amount shall have been paid in full, all such overdue amounts shall bear interest (after as well as before judgment) at a rate per annum equal to the Interest Rate plus 10.00% per annum (the “Default Rate”).

(e)                                  Nothing contained in this Agreement or the Notes shall be deemed to establish or require the payment of interest to the Purchasers at a rate in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid under this Agreement or the Notes exceeds the maximum rate permitted by applicable law, the rate of interest required to be paid hereunder and under the Notes shall be automatically reduced to the maximum rate permitted by applicable law and any amounts collected in excess of the permissible amount shall be deemed a prepayment of principal of the Notes.

2.4                               Purchase Price and Fees.

(a)                                 The purchase price for the Notes shall be 97.75% of the principal amount thereof.  The Purchasers and the Borrower intend and agree that the Notes shall be treated as indebtedness for U.S. federal income tax purposes. The Notes shall be issued with “original issue discount” (“OID”).  The “issue price” for the Note held by each Purchaser shall equal 97.75% of the principal amount of the Notes.  Each party hereto agrees to use the foregoing issue price for all applicable tax purposes with respect to this transaction, and to file all required tax returns consistently with the foregoing, as applicable.  The inclusion of this Section 2.4(a) is not an admission by any Purchaser that it is subject to United States taxation.  The Purchasers may

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obtain the issue price, the amount of OID, issue date and yield to maturity with respect to their Notes by submitting a written request to the Borrower.

(b)                                 As additional consideration for the Commitments, in the event that during the twelve-month period commencing on the date of this Agreement the Borrower or any of its Subsidiaries or Affiliates consummates the Acquisition, in accordance with the terms of the Acquisition Agreement or otherwise, without selling the Notes to the Purchasers pursuant to this Agreement (other than as a result of a failure or refusal by the Purchasers to purchase the Notes), the Borrower agrees to pay the Purchasers a fee in an amount equal to [***], which fee will be fully earned and will be due and payable in full in cash on the closing date of the Acquisition.

2.5                               Scheduled Principal Payments; Maturity of Notes.  The principal of the Notes shall be repaid by the Borrower on the dates and in the amounts set forth below.  If not sooner paid, the outstanding principal amount of the Notes and all accrued (and theretofore unpaid) interest shall be due and payable on the Maturity Date.

Date	Payment Amount
Third Anniversary of the Purchase Date	$57,500,000
Fourth Anniversary of the Purchase Date	$115,000,000
Fifth Anniversary of the Purchase Date	$115,000,000
Sixth Anniversary of the Purchase Date	$143,750,000

2.6                               Optional Prepayments.

(a)                                 At any time after the first anniversary of the Purchase Date and on or prior to the second anniversary of the Purchase Date, the Borrower shall have the right to prepay up to $100,000,000 principal amount of the Notes, together with accrued (and theretofore) unpaid interest on the principal amount prepaid plus the Prepayment Premium.

(b)                                 At any time prior to the second anniversary of the Purchase Date, the Borrower shall have the right to prepay the Notes in whole in connection with, or pursuant to, a Major Transaction, together with accrued (and theretofore) unpaid interest on the principal amount prepaid plus (i) the applicable Prepayment Premium, and (ii) an additional amount equal to the amount of interest that would have accrued from, and including, the date of prepayment to, but excluding, the second anniversary of the Purchase Date on the principal amount of the Notes outstanding immediately prior to such prepayment in excess of $100,000,000, using an interest rate for such purposes equal to the Interest Rate as of the most recent Interest Rate Determination Date prior to the date such prepayment is required to be made.

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(c)                                  At any time after the second anniversary date and from time to time thereafter, the Borrower shall have the right to prepay the Notes, in whole or in part, together with accrued (and theretofore) unpaid interest on the principal amount prepaid plus, if applicable, the Prepayment Premium.

(d)                                 Any prepayment in part pursuant to this Section 2.6 must be made in a minimum principal amount of [***].  If the Borrower wishes to make such a prepayment, it shall give the Purchasers notice in writing to that effect not later than the third Business Day prior to the date of the prepayment, specifying the date on which the prepayment is to be made and the principal amount to be prepaid.  Such notice shall constitute the Borrower’s irrevocable commitment to prepay that amount on that date, together with accrued (and theretofore) unpaid interest on the principal amount prepaid to but excluding the prepayment date plus, if applicable, the Prepayment Premium and any additional amounts owed under Section 2.6(b)(ii); provided, that any such notice with respect to a prepayment under Section 2.6(b) or Section 2.6(c) may be contingent upon the consummation of a financing, Major Transaction or other specified event.

2.7                               Mandatory Prepayments.

(a)                                 Convertible Notes.  If the principal amount outstanding on the Convertible Notes as of March 31, 2021 is greater than $100,000,000, the Borrower shall prepay in full the outstanding principal amount of the Notes and all accrued (and theretofore unpaid) interest thereon.

(b)                                 Asset Disposition Proceeds.  Promptly upon (and in any event not later than one Business Day after) receipt of Asset Disposition Proceeds in excess of [***] (as such receipt may occur from time to time after the Purchase Date), the Borrower shall prepay the outstanding principal amount of the Notes in an amount equal to the amount of such excess (giving effect to any previous principal prepayments under this Section 2.7(b)), together with accrued (and theretofore) unpaid interest on the principal amount prepaid.  Each prepayment pursuant to this Section 2.7(b) shall be applied to the remaining amortization payments in the inverse order of maturity.

(c)                                  Major Transaction.  If the Borrower gives (or is required to give) the Purchasers notice of a Major Transaction pursuant to Section 5.2(b) that is not a Permissible Change of Control, the Required Purchasers may, by written notice to the Borrower, require the Borrower to prepay the Notes in whole.  Such prepayment notice shall be delivered to the Borrower at least 10 Business Days prior to the effective date of such Major Transaction or, in the event that notice of such Major Transaction is given by the Borrower less than 20 Business Days prior to the effective date of such Major Transaction, at least 7 calendar days prior to such effective date and shall specify the date of prepayment, which may not be earlier the date of consummation of such Major Transaction.  The amount payable by the Borrower in connection with such prepayment shall be equal to (i) the aggregate outstanding principal amount of the Notes, together with accrued (and theretofore) unpaid interest plus (ii) if applicable, the Prepayment Premium, and (iii) if such prepayment is prior to the second anniversary of the Purchase Date, the amount of interest that would have accrued from, and including, the date of prepayment to, but excluding, the second anniversary of the Purchase Date on the principal amount of the Notes outstanding immediately prior to such prepayment in excess of $100,000,000, using an interest rate for such

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purposes equal to the Interest Rate as of the most recent Interest Rate Determination Date prior to the date such prepayment is required to be made.  The Required Purchaser will also deliver any prepayment notice given to the Borrower pursuant to this section to the other Purchasers on or about the same time such notice is provided to the Borrower; provided, that the delivery of or failure to deliver such prepayment notice to the other Purchasers shall not in any way effect the obligations of the Borrower, or the rights of the Required Purchasers, under this section.

2.8                               General Provisions as to Payments.  Any payments and other amounts owing under this Agreement shall be made at the applicable Purchaser’s address as set forth in Section 9.5, prior to 11:00 a.m., New York City time, on the date when due, unless otherwise designated by the Purchasers in writing.  Each payment hereunder shall be applied (i) first, to the reasonable documented and out-of-pocket costs and expenses of the Purchasers (allocated as reasonably determined by the Collateral Agent and, without prejudice to the Borrower’s obligations pursuant to Section 9.1, invoiced to the Borrower at least one Business Day prior to the date of the applicable payment), (ii) second, to accrued interest, (iii) third, to the Prepayment Premium, if any, (iv) fourth, to principal, which will be repaid first to any principal due and owing at the time of such payment, then in inverse chronological order of maturity, and (v) fifth, to any remaining amounts then due and payable under the Credit Documents.

2.9                               Disbursement of Note Proceeds.  The Borrower hereby authorizes and directs the Purchasers to disburse, for and on behalf of the Borrower and for the Borrower’s account, the proceeds of the Notes made by the Purchasers pursuant to this Agreement (i) to such Person or Persons as the Borrower shall direct in writing and (ii) to pay the Purchasers any fees pursuant to Section 2.4 and any reasonable and documented out-of-pocket expenses payable pursuant to Section 9.1; provided that, without prejudice to the Borrower’s obligations pursuant to Section 9.1, such costs and expenses shall have been invoiced to the Borrower at least one Business Day prior to the Purchase Date.

2.10                        Use of Proceeds.  The proceeds of the Notes shall be used by the Borrower solely (i) to pay fees and expenses in connection with the transactions contemplated by this Agreement, (ii) to finance a portion of the consideration to be paid in connection with the Acquisition pursuant to the terms of the Acquisition Agreement, and (iii) to the extent any proceeds remain after the application thereof as contemplated by clauses (i) and (ii) above, for general corporate purposes.

2.11                        Taxes.

(a)                                 All payments of principal, interest, premium and fees and all other amounts to be paid by the Credit Parties to any Purchaser pursuant to the Credit Documents shall be paid without deduction for, and free from, any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment by a Credit Party, then the applicable Credit Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an

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amount equal to the sum it would have received had no such deduction or withholding been made, and within 30 days after the applicable Credit Party pays the Tax, such Credit Party shall deliver to the applicable Recipient an original or certified copy of a receipt evidencing such payment, a copy of the tax return reporting such payment or other evidence of payment reasonably satisfactory to such Recipient.

(b)                                 Payment of Other Taxes by the Borrower.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Collateral Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Status of Purchasers.

(i)                                     Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Purchaser, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements.

(ii)                                  Without limiting the generality of the foregoing:

any Purchaser that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), two executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax;

any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax;

executed copies of IRS Form W-8ECI;

in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section

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881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

to the extent a Foreign Purchaser is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2;

any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

if a payment made to a Purchaser under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Purchaser agrees that if any form or certification it previously delivered becomes inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(d)                                 Treatment of Certain Refunds.  If any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts

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pursuant to this Section 2.11), it shall pay to the applicable Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Purchaser and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such Credit Party, upon the request of such Purchaser, shall repay to such Purchaser the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Purchaser is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.11(d), in no event will a Purchaser be required to pay any amount to a Credit Party pursuant to this Section 2.11(d) the payment of which would place such Purchaser in a less favorable net after-Tax position than such Purchaser would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any Purchaser to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.

(e)                                  The Credit Parties shall reimburse and indemnify, within 30 days after receipt of demand therefor, each Purchaser for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.11(e)) paid or payable by such Purchaser and any Costs arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted; provided, that the Credit Parties shall not be required to compensate any Purchaser pursuant to this Section 2.11(e) for any Indemnified Taxes incurred more than 180 days prior to the date that such Purchaser notifies the Borrower in writing of the increased costs and of Purchaser’s intention to claim compensation thereof; provided further, that if circumstances giving rise to such Indemnified Taxes is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.  A certificate of a Purchaser claiming any compensation under this clause (e), setting forth the amounts to be paid thereunder and delivered to the Credit Parties shall be conclusive, binding and final for all purposes, absent manifest error.

2.12                        Other Additional Costs. In the event that any applicable Change in Law:

(a)                                 imposes, modifies or holds applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Purchaser; or

(b)                                 imposes on any Purchaser any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Purchaser (as determined by such Purchaser in good faith using calculation methods customary in the industry) of making, renewing or maintaining any extension of credit hereunder or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Purchaser or any Person controlling such Purchaser, then, in any such case, Borrower shall promptly pay to such Purchaser, upon its receipt of the certificate described below, any additional amounts necessary to compensate such Purchaser for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Purchaser with respect to this Agreement or the Notes

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purchased hereunder.  If a Purchaser becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall promptly notify Borrower of the event by reason of which it has become so entitled, and a certificate as to any additional amounts payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by such Purchaser to Borrower shall be conclusive in the absence of manifest error.  Failure or delay on the part of a Purchaser to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.12 shall not constitute a waiver of a Purchaser’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate any Purchaser under this Section 2.12 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.

2.13                        Pro Rata Treatment.

(a)                                 The purchase of Notes on the Purchase Date shall be made by the Purchasers pro rata on the basis of their respective Commitments.  All payments on account of principal of or interest on any Notes, fees or any other Obligations owing to or for the account of any one or more Purchasers shall be apportioned ratably among such Purchasers in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b)                                 If any Purchaser shall, by exercising any right of setoff (including in accordance with Section 7.2(c)) or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Notes or other Obligations hereunder resulting in such Purchaser’s receiving payment of a proportion of the aggregate amount of its Notes and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Purchaser receiving such greater proportion shall (i) notify the other Purchasers of such fact and (ii) purchase (for cash at face value) participations in the Notes and such other Obligations of the other Purchasers, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Purchasers ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them; provided that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, then such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (B) the provisions of this Section 2.13(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Purchaser as consideration for the assignment of or sale of a participation in any of its Notes to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13(b) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Purchaser acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Purchaser were a direct creditor of the Borrower in the amount of such participation.  If under any applicable bankruptcy, insolvency or similar law, any Purchaser receives a secured claim in lieu of a setoff to which this Section 2.13(b) applies, then such Purchaser shall, to the

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extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Purchasers entitled under this Section 2.13(b) to share in the benefits of any recovery on such secured claim.

2.14                        Mitigation Obligations.  If any Purchaser requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 2.11, then such Purchaser shall (at the request of the Borrower) use reasonable efforts to designate a different lending office or an Affiliate for funding or booking its Notes hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.11 or 2.12, as the case may be, in the future, and (ii) would not subject such Purchaser to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Purchaser.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Purchaser in connection with any such designation or assignment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND PURCHASE OF NOTES

3.1                               Conditions to Effectiveness.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)                                 Agreement.  The Purchasers shall have received from each of the parties hereto, a duly executed counterpart of this Agreement, dated as of the date hereof, signed by such party.

(b)                                 Representations and Warranties.  Each of the representations and warranties made by the Credit Parties in this shall be true and correct on and as of the date hereof.

(c)                                  No Default. No Default shall have occurred and be continuing on and as of the date hereof.

3.2                               Conditions to Purchase of the Notes.  The obligation of each Purchaser to purchase any Notes hereunder is subject to the satisfaction of the following conditions precedent:

(a)                                 Credit Documents.  The Purchasers shall have received the following, each dated as of the Purchase Date (unless otherwise specified) and in such number of copies as the Purchasers shall have requested:

(i)                                     a duly executed Note for the account of each Purchaser;

(ii)                                  the Guaranty, duly completed and executed by each Subsidiary of the Borrower other than Depo DR, in form and substance satisfactory to the Purchasers;

(iii)                               the Security Agreement, duly completed and executed by each Credit Party, in form and substance satisfactory to the Purchasers;

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(iv)                              duly completed and executed grants of security interest in form required by or acceptable to the U.S. Copyright Office or the U.S. Patent and Trademark Office in respect of registered intellectual property included in the collateral granted under the Security Agreement; and

(v)                                 an opinion of counsel to the Credit Parties dated as of the Purchase Date and addressed to the Purchasers, in the form agreed on the date hereof with the Required Purchasers.

(b)                                 Secretary’s Certificate.  The Purchasers shall have received a certificate of the secretary or an assistant secretary of each Credit Party, dated as of the Purchase Date and in form and substance reasonably satisfactory to the Purchasers, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such party, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such party executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

(c)                                  Notice of Purchase.  The Purchasers shall have received a Purchase Notice in accordance with Section 2.1(b).

(d)                                 Representations and Warranties.  Each of the representations and warranties made by the Credit Parties pursuant to Sections 4.1, 4. 2, 4. 3, 4. 4, 4. 5, 4.6, 4.7, 4.20, 4.21 and 4.22 of this Agreement shall be true and correct on and as of the Purchase Date with the same effect as if made on and as of such date (except to the extent any such representation or warranty relates to a specific date, in which case such representation or warranty shall be true and correct as of such date.

(e)                                  No Default. No Default shall have occurred and be continuing on the Purchase Date or after giving effect to the purchase of Notes to be made on such date.

(f)                                   Acquisition.  Substantially concurrently with the purchase of Notes hereunder, the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and all other applicable documentation and in compliance with all applicable law and regulatory approvals, without any amendment or waiver of any material condition or other provision thereof except as approved by the Collateral Agent.

(g)                                  Officer’s Certificate.  The Purchasers shall have received a certificate, signed by an authorized officer of the Borrower, dated as of the Purchase Date and in form and substance

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satisfactory to the Purchasers, that all the conditions set forth in this Section 3.2 shall have been satisfied as required hereunder.

(h)                                 Good Standings.  The Purchasers shall have received a certificate as of a recent date of the good standing of each Credit Party as of the Purchase Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(i)                                     Lien Searches.  The Purchasers shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or UCC financing statement that, in each case, names any Credit Party as debtor in any of the jurisdictions listed beneath its name on Annex A to the Security Agreement, and the results thereof shall be reasonably satisfactory to the Purchasers.

(j)                                    Recording and Filing.  The Purchasers shall have received evidence that UCC financing statements naming the Credit Parties as debtors and the Collateral Agent as secured party and describing the collateral encumbered by the Security Documents have been duly filed in each jurisdiction necessary to perfect the Liens created by the Security Documents.

(k)                                 Stock Certificates.  The Collateral Agent shall have received certificates evidencing the Capital Stock being pledged under the Security Agreement as of the Purchase Date and undated assignments separate from certificate for any such certificate, duly executed in blank.

(l)                                     Fees; Expenses.  The Borrower shall have paid all reasonable documented and out-of-pocket expenses required hereunder or under any other Credit Document to be paid on or prior to the Purchase Date (including reasonable fees and expenses of counsel) in connection with this Agreement and the other Credit Documents.

3.3                               Acquisition Subsidiary.  [***].

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Collateral Agent and the Purchasers as follows:

4.1                               Corporate Organization and Power.  Each Credit Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be; (ii) is duly qualified or licensed to do business and is in good standing in every other jurisdiction where the nature of its business or its properties makes such qualification or licensing necessary (except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect); (iii) has full corporate or limited liability company power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted; (iv) has all material Regulatory Approvals necessary to sell the Material Products within the United States;

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and (v) has all other governmental licenses, permits, franchises, certificates, inspections, authorizations, consents and approvals required to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect.

4.2                               Corporate Authority; No Conflict with Other Instruments or Law.  The execution, delivery and performance of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate or limited liability company power and authority of each Credit Party; (ii) have been duly authorized by all necessary corporate or limited liability company action on the part of each Credit Party; (iii) do not and will not conflict with, contravene or violate any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any Person under the terms of any Credit Party’s articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, or any Material Contract; (iv) will not violate, conflict with, give rise to any liability under, or constitute a default under any Requirement of Law; and (v) will not result in the creation, imposition, or acceleration of any indebtedness or tax or any Lien that is not a Permitted Lien of any nature upon, or with respect to, any Credit Party or any properties thereof.

4.3                               Due Execution and Delivery.  Each Credit Document to which any Credit Party is a party has been duly executed and delivered to the Purchasers by an officer of such Credit Party who has been duly authorized to perform such acts.

4.4                               Enforceability.  Each Credit Document to which any Credit Party is a party constitutes the valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity.

4.5                               Governmental Approval.  The execution, delivery and performance of each Credit Document to which any Credit Party is a party and the transactions contemplated thereby do not require any authorization, exemption, consent or approval of, notice to, or declaration or filing with, any Governmental Authority other than those obtained on or before the date hereof and filings required in connection with the perfection of any liens granted pursuant to the Credit Documents.

4.6                               Margin Stock.  No Consolidated Entity is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System).  The execution, delivery and performance of this Agreement and the use of the proceeds of the Notes or any extension of credit hereunder, do not and will not constitute a violation of such Regulations.

4.7                               Investment Company.  No Credit Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

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4.8                               Litigation.  Except as disclosed in the most recent Form 10-K filed by the Borrower, there are no suits or proceedings pending or threatened against or affecting any Consolidated Entity and no proceedings before any Governmental Authority are pending or threatened against any such Person of a type that would need to be reported in a Form 8-K, 10-K or 10-Q filed with the SEC pursuant to the Securities Act or that would reasonably be expected to have a Material Adverse Effect.

4.9                               Financial Statements.

(a)                                 The Borrower has filed with the SEC the audited consolidated balance sheets of the Borrower as of December 31, 2014 and 2013, in each case with the related statements of income, cash flows and stockholders’ equity for the fiscal years then ended, together with the opinion of an independent certified public accounting firm thereon.  Such financial statements fairly present, in all material respects, the financial position, assets and liabilities of the Consolidated Entities for the respective periods then ended in accordance with GAAP.

(b)                                 Each Credit Party is Solvent.

4.10                        No Material Adverse Effect.  Since December 31, 2014, there has been no Material Adverse Effect and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect.

4.11                        Capitalization; Subsidiaries.  Schedule 4.11 sets forth (i) all of the Subsidiaries of the Borrower and (ii) as to each Subsidiary (x) the number (and, if applicable, the effect if exercised) of shares, units or other interests of each class of Capital Stock outstanding and (y) the direct holders of all such Capital Stock and the number of shares, units or other interests held by each.  All outstanding shares of Capital Stock of the Borrower and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable.  Except for the shares, units and other interests of Capital Stock expressly indicated on Schedule 4.11, there are no shares, units or other interests of Capital Stock of any Subsidiary outstanding or reserved for any purpose.  No Consolidated Entity is a party to any partnership, joint venture or similar agreement.

4.12                        Laws and Taxes.

(a)                                 Each Consolidated Entity is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon such Credit Party by any law or by any Governmental Authority, except where the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.  Each Consolidated Entity is in compliance in all material respects with all applicable material Regulatory Approvals.

(b)                                 Each Consolidated Entity has filed all required federal income tax returns and reports that are now required to be filed by it, and all other tax returns (including state, local and foreign tax returns) that are required to be filed by it in connection with any material tax, duty or charge levied, assessed or imposed upon such Person or its assets, including any material unemployment, social security, and real estate taxes.  Each Consolidated Entity has paid all federal income Taxes and all other material Taxes (including material state, local and foreign

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Taxes) now due and payable other than any Tax that is being diligently contested in good faith for which adequate reserves have been established in accordance with GAAP.  There is no ongoing audit or examination or, to the knowledge of any Credit Party, other investigation by any Governmental Authority of any material tax liability of any Consolidated Entity, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Consolidated Entity for any period for which tax returns have been or were required to have been filed, other than claims for which adequate reserves have been established in accordance with GAAP.  No Consolidated Entity has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.  Proper and accurate amounts have been withheld by each Consolidated Entity from their respective employees for all periods in all material respects with the Tax, social security and unemployment withholding provisions of applicable laws and such withholdings have been timely paid to the respective Governmental Authorities.  No Consolidated Entity has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Consolidated Entity is the common parent.

4.13                        Environmental Compliance.  The Borrower has not generated, used, released, treated, disposed of or stored Hazardous Materials, or otherwise located, in, on or under any property owned, leased or operated by any Consolidated Entity or any portion thereof except in material compliance with all applicable laws, and, to the Borrower’s knowledge, no part of the property owned, leased or operated by any Consolidated Entity (now or in the past), including the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Material.  To the knowledge of Borrower, no property owned, leased or operated by any Consolidated Entity has been the subject of an environmental audit or assessment, or remedial action.

4.14                        Ownership of Properties.  No Consolidated Entity owns any real property.  Each Consolidated Entity (i) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business and (ii) has good title to all of its other material properties and assets reflected in the financial statements referred to in Section 4.9 (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens.  Schedule 4.14 lists, as of the date hereof, all real property used by any Credit Party, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises and the nature of such interest (including whether such interest is a license, leasehold or fee ownership interest).

4.15                        Intellectual Property.  Each Consolidated Entity owns, or has the right to use, all Intellectual Property reasonably necessary for it to conduct its business as currently conducted.  Except as disclosed in the most recent Form 10-K filed by the Borrower, no claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of each Credit Party, the use of such Intellectual Property by does not infringe on the rights of any Person.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

4.16                        Insurance.  The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

4.17                        Material Contracts.  To the knowledge of the Borrower, each Material Contract is in full force and effect and is enforceable by each Consolidated Entity that is a party thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity, and no Consolidated Entity or, to the knowledge of any Consolidated Entity, any other party thereto is in material breach of or default under any Material Contract or has given notice of termination or cancellation of any Material Contract.

4.18                        ERISA.

(a)                                 The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan.  The Borrower and each member of the Controlled Group are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

(b)                                 Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

(c)                                  Neither the Borrower nor any member of the Controlled Group has participated in a prohibited transaction, as defined in Section 406 of ERISA or Section 4975(c) of the Code, which is reasonably expected to subject either the Borrower or a member of the Controlled Group to any material civil penalty under ERISA or material tax under the Code.

4.19                        Labor Relations.  No Consolidated Entity is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947.  There is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of any Credit Party, threatened, against any Consolidated Entity; (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of any Credit Party, threatened, against any Consolidated Entity; (iii) to the knowledge of any Credit Party, no petition for certification or union election or union organizing activities taking place with respect to any Consolidated Entity; and (iv) no collective bargaining agreement or Multiemployer Plan covering the employees of any Consolidated Entity.

4.20                        No Default.  No Default has occurred and is continuing.

4.21                        First Priority Liens.  As of the Purchase Date, subject to completion of the items set forth in Section 5.13, the filing of financing statements in the appropriate form in the jurisdictions of organization of the Credit Parties, the filing of grants of security interests with

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and the delivery of collateral as required pursuant to Section 4.4 of the Security Agreement, except for Permitted Liens, this Agreement, together with the Security Documents, will create valid, perfected, first-priority security interests in such of the collateral in which a security interest can be perfected under Article 9 of the UCC by the filing or by possession thereof or by the actions taken pursuant to Section 5.13, in each case enforceable against the Credit Parties and securing the payment of all obligations purported to be secured thereby.

4.22                        OFAC; Anti-Terrorism Laws.

(a)                                 Neither the Borrower nor any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries or (iii) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Note hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b)                                 Each Consolidated Entity is in compliance in all material respects with the PATRIOT Act.  No part of the proceeds of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

ARTICLE V

AFFIRMATIVE COVENANTS

Until payment in full of all Obligations (other than contingent indemnification obligations), the Borrower will, and will cause its Subsidiaries to:

5.1                               Financial and Business Information.  Deliver to the Purchasers:

(a)                                 Within 45 days after the close of each fiscal quarter (excluding the last fiscal quarter of each fiscal year) of the Consolidated Entities commencing with the fiscal quarter ending June 30, 2015, a consolidated balance sheet of the Consolidated Entities as of the close of such fiscal quarter and consolidated statements of income and cash flows for the Consolidated Entities for the fiscal quarter then ended and for that portion of the fiscal year then ended, including the notes to each, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding period or periods of (or in the case of the balance sheet, as of the end of) the preceding fiscal year, certified by the Borrower’s present or chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Entities on a consolidated basis in accordance with GAAP consistently applied, subject only to audit and year-end adjustments and the absence of footnotes;

(b)                                 Within 90 days after the close of each fiscal year of the Consolidated Entities, an audited consolidated balance sheet of the Consolidated Entities as of the close of such fiscal year and audited consolidated statements of income and cash flows for the Consolidated Entities for

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission the fiscal year then ended, including the notes to each, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding fiscal year, accompanied by a report thereon by such certified public accountant containing an opinion that is not qualified with respect to scope limitations imposed by the Consolidated Entities to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(c)                                  Within a reasonable time, upon any Purchaser’s request, such other information about the financial condition and operations of the Consolidated Entities as the Purchasers may from time to time reasonably request.

Any financial statement, report or notice required to be furnished pursuant to this Section 5.1 shall be deemed to have been furnished on the date on which and, provided such date is within the period specified, such requirement will be satisfied if, the Borrower files a form, report or other document with the SEC that contains such financial statement or report required hereunder and any officer certification requirement pursuant to this Section 5.1 with regards to any financial statements shall be satisfied if the Borrower files with the SEC the certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 with respect to such financial statements.

5.2                               Notice of Certain Events.

(a)                                 Promptly upon obtaining knowledge thereof, give notice in writing to the Purchasers of:

(i)                                     Any Default;

(ii)                                  The occurrence of any circumstance, event or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(iii)                               All claims, litigation, arbitration, or administrative or regulatory proceedings that are instituted or threatened against any Consolidated Entity and of a type that would need to be reported in a Form 8-K, 10-K or 10-Q filed with the SEC pursuant to the Securities Act or any notice of alleged infringement received by any Credit Party related to material Intellectual Property of any Credit Party;

(iv)                              The receipt of any complaint, notifications or other material correspondence from any Regulatory Agency in the United States, limiting, suspending or revoking any Regulatory Approval or otherwise materially restricting the manufacture or sale of any Material Product;

(v)                                 The creation or acquisition by any Consolidated Entity of any Excluded Subsidiary or Excluded Foreign Subsidiary; and

(vi)                              Any circumstance, event or condition that has resulted in, or would reasonably be expect to result in, (A) within the United States a recall of any Material

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Product or (B) a material default or event of default under, or the termination or cancellation outside the ordinary course of business of, any Material Contract.

(b)                                 Give notice in writing to the Purchasers of any Major Transaction at least [***] prior to the anticipated effective date for such Major Transaction, which notice shall (i) provide reasonable detail with respect to the terms of the transactions pursuant to which such Major Transaction is to be effected, (ii) specify whether such Major Transaction is a Permissible Change of Control and (iii) if such Major Transaction is a Permissible Change of Control, contain a certification from an authorized officer of the Borrower certifying that the requirements for a Permissible Change of Control have been met or would reasonably be expected to be met, including providing such supporting documentation thereof as may be reasonably requested by the Collateral Agent or the Required Purchasers; provided, that if such Major Transaction is not publicly announced in time for the Borrower to comply with the foregoing notice requirement, the Borrower shall give the Purchasers notice of such Major Transaction no later than two days following the public announcement thereof but in no event less than 10 calendar days prior to the effective date of such Major Transaction.

Any notice required to be furnished pursuant to Section 5.2(a) shall be deemed to have been furnished on the date on which and, provided such date is within the period specified, such requirement will be satisfied if, the Borrower files a form, report or other document with the SEC that contains such financial statement or report required hereunder.

Notwithstanding anything set forth above to the contrary, if any notice required to be furnished pursuant to Section 5.2(a) contains material non-public information (any such notice, a “5.2(a) Notice”), the Borrower, instead of delivering such 5.2(a) Notice to all the Purchasers, shall promptly deliver such 5.2(a) Notice to each Purchaser that is not a Restricted Purchaser and promptly notify each Restricted Purchaser in writing or orally that the Borrower desires to deliver to such Restricted Purchaser a 5.2(a) Notice.  Within five Business Days of receipt of such notification, the Restricted Purchaser may either (i) refuse the delivery of such 5.2(a) Notice, in which case the Borrower’s obligations under Section 5.2(a) with respect to such 5.2(a) Notice and such Restricted Purchaser shall be deemed satisfied, or (ii) enter into good faith negotiations with the Borrower to agree the time period within which the Borrower will make the material non-public information contained in such 5.2(a) Notice publicly available by including such information in a filing with the SEC.  If the Borrower and such Restricted Purchaser agree on such time period, the Borrower shall promptly deliver to such Restricted Purchaser such 5.2(a) Notice and shall include the applicable material non-public information in a public filing with the SEC within such agreed to time period.  The failure to agree on such time period will be deemed to satisfy Borrower’s obligations under Section 5.2(a) with respect to such 5.2(a) Notice and such Restricted Purchaser.

5.3                               Existence; Maintenance of Properties.  (i) Except as permitted under Section 6.1, maintain and preserve in full force and effect its legal existence, its good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and its qualification to do business in every other jurisdiction where the nature of its business or its properties makes such qualification necessary (except where the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect); and (ii) maintain all material tangible properties in good working order and condition (normal wear and tear and damage by casualty

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business.

5.4                               Compliance with Law.  (i) Comply with all material federal, state, local and foreign laws, regulations and orders applicable to any Credit Party or its assets, including all Environmental Laws, (ii) obtain and maintain any and all material licenses, permits, franchises, Governmental Authorizations, Intellectual Property or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law and (iii) maintain each material Regulatory Approval necessary to sell a Material Product within the United States, except in the case of (i) or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.5                               Payment of Obligations.  (i) Pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (ii) pay when due all material taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that by law might be secured by a Lien (other than a Permitted Lien) or charge upon any of its assets other than any tax, assessment or charge that is being diligently contested in good faith for which adequate reserves have been established in accordance with GAAP.

5.6                               Maintenance of Books and Records; Inspection.  Maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with GAAP and give representatives of the Purchasers access thereto during normal business hours upon not less than five Business Days’ notice (but no more than once annually unless an Event of Default has occurred and is continuing), including permission to (i) examine, copy and make abstracts from any such books and records or other information reasonably requested by any Purchaser from time to time and (ii) communicate directly with any Consolidated Entity’s officers or accountants with respect to the business, financial conditions and other affairs of any Consolidated Entity.

5.7                               Maintenance of Insurance.  At its own cost, obtain and maintain insurance against (i) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as the Credit Parties and (ii) public liability and third-party property damage of the kinds and in the amounts customarily insured against by companies with established reputations engaged in the same or similar business as the Credit Parties.  All such policies shall be (x) issued by financially sound and reputable insurers, and (y) after the time period set forth in Section 5.13(c), name the Collateral Agent as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement reasonably satisfactory to the Collateral Agent and provide for [***] written notice to the Collateral Agent before such policy is altered or canceled.  After the time period set forth in Section 5.13(c), all of the insurance policies

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission required hereby shall be evidenced by one or more certificates of insurance delivered to the Purchasers by the Borrower as the Collateral Agent may otherwise reasonably request from time to time.  If an Event of Default has occurred and is continuing, in the event of casualty loss with respect to any collateral granted under the Security Documents, the Collateral Agent, as mortgagee, loss payee or additional insured, as appropriate to the policy, may make proof of loss if not made promptly by the Credit Parties, and each insurance company concerned shall hereby be authorized and directed to make payment for such loss directly to the Collateral Agent instead of to any Credit Party and the Collateral Agent jointly.

5.8                               ERISA.

(a)                                 Cause each member of its Controlled Group to comply in all material respects with ERISA and the Code and the regulations and requirements of the PBGC, except where the necessity of such compliance is being contested in good faith through appropriate proceedings.

(b)                                 Cause each member of its Controlled Group to make timely payment of contributions required to meet the minimum funding standards set forth in ERISA and the Code with respect to any Plan, and not take any action or fail to take action the result of which action or inaction could be a material liability for the Borrower or a member of the Controlled Group to the PBGC or a Multiemployer Plan.  Neither the Borrower nor a member of the Controlled Group will participate in a prohibited transaction, as defined in Section 406 of ERISA or Section 4975(c) of the Code that is reasonably expected to subject either the Borrower or a member of the Controlled Group to any material civil penalty under ERISA or material tax under the Code.

5.9                               Creation or Acquisition of Subsidiaries.  If the Borrower or any of its Subsidiaries at any time creates or acquires a Subsidiary (other than an Excluded Subsidiary and subject to Section 5.9(c) in the case of any Excluded Foreign Subsidiary) or if any Excluded Subsidiary or Excluded Foreign Subsidiary fails to qualify as such any time after its creation or acquisition:

(a)                                 Concurrently with (and in any event within [***] (or [***] in the event of a Foreign Subsidiary) or in either case such later date as may be agreed upon by the Collateral Agent, after) the creation or direct or indirect acquisition by the Borrower thereof or failure thereof to so qualify, (i) each such Subsidiary will execute and deliver to the Collateral Agent and the Purchasers (A) a joinder to the Guaranty in form and substance satisfactory to the Collateral Agent (B) a joinder to the Security Agreement and an IP Security Agreement in form and substance satisfactory to the Collateral Agent and (C) a Mortgage with respect to any owned interests of such Subsidiary in real property having a value in excess of [***] and (ii) the Borrower will, or will cause the parent Subsidiary that owns the Capital Stock of such Subsidiary to, execute and deliver to the Collateral Agent an amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such Subsidiary shall be pledged to the Collateral Agent, together with the certificates, if any, evidencing such Capital Stock, along with undated stock powers duly executed in blank;

(b)                                 Concurrently with (and in any event within [***] (or [***] in the event of a Foreign Subsidiary) or in either case such later date as may be agreed upon by the Collateral Agent, after) the creation or direct or indirect acquisition by the Borrower thereof or failure thereof to so qualify, the Borrower will deliver to the Collateral Agent and the Purchasers:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(i)                                     a written legal opinion of counsel to such Subsidiary addressed to the Collateral Agent and the Purchasers, in form and substance reasonably satisfactory to the Required Purchasers;

(ii)                                  (A) a copy of the articles or certificate of incorporation, certificate of formation or other organizational document of such Subsidiary, certified as of a date that is acceptable to the Collateral Agent by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, (B) a copy of the bylaws, operating agreement or similar governing document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is reasonably acceptable to the Collateral Agent by the secretary or an assistant secretary of such Subsidiary, (C) an original certificate of good standing (or equivalent certification if available in the case of a Subsidiary that is organized in a jurisdiction outside the United States) for such Subsidiary issued by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization and (D) copies of resolutions adopted by the board of directors (or similar governing body) of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to Section 5.9(a), certified on behalf of such Subsidiary by the secretary or an assistant secretary of such Subsidiary (or equivalent officer), all in form and substance reasonably satisfactory to the Collateral Agent;

(iii)                               a report of Uniform Commercial Code financing statement, tax and judgment lien searches (or equivalent searches to the extent available for jurisdictions outside the United States) performed against such Subsidiary in each jurisdiction in which such Subsidiary is incorporated or organized, has a place of business or maintains any assets, which report shall show no Liens on its assets (other than Permitted Liens);

(iv)                              a certificate of the secretary or an assistant secretary (or equivalent officer) of such Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Sections 5.9(a) and 5.9(b);

(v)                                 evidence satisfactory to the Required Purchasers that no Default or Event of Default shall exist immediately before or after the creation or acquisition of such Subsidiary or be caused thereby; and

(vi)                              a certificate executed by the secretary or an assistant secretary of each of the Borrower and such Subsidiary, which shall constitute a representation and warranty by the Borrower and such Subsidiary as of the date of the creation or acquisition of such Subsidiary that all conditions contained in this Agreement and each other Credit Document to such creation or acquisition have been satisfied, in form and substance reasonably satisfactory to the Collateral Agent;

(c)                                  Notwithstanding the foregoing provisions of this Section 5.9, with respect to any Excluded Foreign Subsidiary, (i) no Capital Stock of such Excluded Foreign Subsidiary will be required to be pledged except to the extent (and only to the extent) that both (y) such Excluded Foreign Subsidiary is not a Subsidiary of another Excluded Foreign Subsidiary and (z) such pledge does not exceed 65% of the total combined voting power of all outstanding classes of

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Capital Stock of such Excluded Foreign Subsidiary entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations), and (ii) such Excluded Foreign Subsidiary will not be required to become a Subsidiary Guarantor.

5.10                        Name Change.  In the case of a Credit Party, notify the Collateral Agent at least 30 days prior to the effective date of any change of its name.  The Credit Parties hereby authorize any required amended or new UCC financing statements and other documents necessary to maintain and continue the perfected security interests of the Purchasers in all of its collateral granted under the Security Documents and agree to take such other actions and execute such documents as the Purchasers shall reasonably require as a result of any change in the name of a Credit Party.

5.11                        OFAC, PATRIOT Act Compliance.  Refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC and provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Purchasers in order to assist the Purchasers in maintaining compliance with the PATRIOT Act.

5.12                        Further Assurances.  Execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Credit Documents and the transactions contemplated thereby.  Notwithstanding anything to the contrary herein or in any other Credit Document, no Credit Party shall have any obligation to (A) enter into control agreements with respect to any security interest or lien in any Excluded Account, (B) perfect any security interest or lien in any intellectual property in any jurisdiction other than in the United States, (C) to obtain any landlord waivers, estoppels or collateral access letters (other than with regards to the corporate headquarters of the Borrower or to the extent required pursuant to Section 4.9 of the Security Agreement), provided that no such waiver, estoppel or collateral access letter shall be required if, after using commercially reasonable efforts, the Credit Party are unable to obtain such waiver, estoppel or collateral access letter, (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement, or (E) delivery any leasehold mortgages with regards to leased property.

5.13                        Post-Closing Obligations.  The Borrower will use commercially reasonable efforts to deliver to the Collateral Agent and the Purchasers (in form and substance satisfactory to the Required Purchasers), as soon as practicable following the date hereof, but in any event not later than the dates set forth below (it being understood and agreed that the Required Purchasers, in their sole discretion, may extend the time period allowed for delivery of any such item):

(a)                                 within [***], Deposit Account Control Agreements with respect to the deposit accounts listed (or required to be listed) on Annex G to the Security Agreement and control agreements with respect to securities accounts listed on Annex H to the Security Agreement, in each case other than Excluded Accounts and Excluded Securities Accounts (as defined in the Security Agreement) (and for the avoidance of doubt, nothing contained in this Section shall be deemed to waive any of the provisions of Section 4.7 of the Security Agreement);

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(b)                                 within [***], the Landlord Agreement, duly completed and executed by each of the parties thereto; and

(c)                                  within [***] of the Purchase Date, evidence that all of the requirements of Section 5.7 have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages required thereunder and naming the Collateral Agent as loss payable or additional insured, as its interests may appear.

ARTICLE VI

NEGATIVE COVENANTS

Until payment in full of all Obligations (other than contingent indemnification obligations), the Borrower will not, and will cause its Subsidiaries (excluding Depo DR, other than for purposes of Section 6.9) to not:

6.1                               Liquidate; Merger.  Liquidate, or merge or consolidate with any Person, except that (i) any Consolidated Entity that is not a Credit Party may liquidate or dissolve, (ii) any Consolidated Entity may merge or consolidate with another Person in connection with a Major Transaction, and (iii) if not in connection with a Major Transaction, (A) the Borrower may merge or consolidate with another Person so long as the Borrower is the surviving corporation, and (B) any Consolidated Entity other than the Borrower may merge or consolidate with any other Person so long as either (x) the surviving entity is a Subsidiary of the Borrower and if such Consolidated Entity was a Credit Party (or required by this Agreement to be a Credit Party), the surviving Person of such merger or consolidation is a Credit Party (or will become a Credit Party within the time periods required under Section 5.9), or (y) such merger or consolidation is effected in connection with a disposition (including any Asset Disposition) of such Consolidated Entity not otherwise prohibited under this Agreement following which such Consolidated Entity ceases to be a Consolidated Entity.

6.2                               Indebtedness.  Directly or indirectly issue, assume, create, incur or suffer to exist any Indebtedness, except for:

(i)                                     Indebtedness of the Credit Parties in favor of the Collateral Agent and the Purchasers incurred under the Credit Documents;

(ii)                                  Indebtedness existing as of the date hereof and described in Schedule 6.1 and any renewals, replacements, refinancings or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof (other than by an amount equal to accrued and unpaid interest and premium thereon, including tender premium, and any underwriting discounts, fees, commissions and expenses associated with such renewal, replacement, refinancings and extensions) or result in an earlier final maturity date or decreased weighted average life thereof;

(iii)                               Capital Lease Obligations and purchase money Indebtedness of the Borrower or any Subsidiary thereof incurred solely to finance the acquisition, installation, construction or improvement of any equipment, real property or other fixed assets (and any renewals, replacements, refinancings or extensions thereof); provided that all such

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Indebtedness does not exceed [***] in aggregate principal amount outstanding at any time;

(iv)                              Indebtedness for borrowed money to a Person that is not an Affiliate of a Consolidated Entity under a working capital or revolving credit facility that is secured solely by accounts receivables and inventory of the Consolidated Entities (and the products and proceeds thereof); provided, that (A) all such Indebtedness is on customary market terms, including with respect to the interest rate thereon (B) each provider of such Indebtedness shall have entered into an intercreditor agreement with the Collateral Agent on terms reasonably satisfactory to the Collateral Agent, and (C) the aggregate principal amount outstanding at any time under all such Indebtedness does not exceed (x) if the maximum borrowing availability under the documentation governing all such Indebtedness is less than or equal to [***] , [***] of the accounts receivables and inventory of the Consolidated Entities (determined on a consolidated basis in accordance with GAAP), (y) if the maximum borrowing availability under the documentation governing all such Indebtedness is greater than [***] but less than or equal to [***],[***] of the accounts receivables and inventory of the Consolidated Entities (determined on a consolidated basis in accordance with GAAP), and (z) if the maximum borrowing availability is greater than [***], [***] of the accounts receivables and inventory of the Consolidated Entities (determined on a consolidated basis in accordance with GAAP);

(v)                                 Indebtedness of the Borrower or any Subsidiary under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risks and not for speculative purposes;

(vi)                              Indebtedness of the Borrower or any Subsidiary thereof incurred in the ordinary course of business in respect of (A) performance, bid and surety bonds and completion guarantees, or (B) surety (or similar) bonds, letters of credit and performance bonds obtained solely in connection with workers’ compensation obligations of the Consolidated Entities;

(vii)                           unsecured loans and advances (A) by the Borrower or any Subsidiary to any Subsidiary Guarantor, (B) by any Subsidiary to the Borrower and (C) by any Credit Party to any Subsidiary that is not a Credit Party; provided, that in the case of this clause (C) such loans and advances are permitted under Section 6.4(vi) or 6.4(xvii);

(viii)                        Indebtedness of Subsidiaries that are not Subsidiary Guarantors (other than Depo DR) not to exceed [***] in aggregate principal amount outstanding at any time;

(ix)                              letters of credits, banker’s acceptances and other similar instruments incurred in the ordinary course of business, which may be secured by cash and Cash Equivalents, not to exceed [***] in aggregate principal amount outstanding at any time;

(x)                                 Indebtedness of any Future Acquisition Subsidiary that is assumed or incurred in connection with the related Permitted Acquisition (which Indebtedness may be secured by Lien that are senior to the Liens hereunder); provided that (A) neither the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Borrower nor any other Subsidiary of the Borrower shall be in any way obligated with respect to such Indebtedness; and (B) the holder(s) or the agent for the holders of such Indebtedness shall have entered into an intercreditor agreement with the Collateral Agent, on terms reasonably satisfactory to the Collateral Agent;

(xi)                              the Convertible Notes;

(xii)                           other unsecured Indebtedness of the Borrower in the form of senior or subordinated convertible notes; provided, that such Indebtedness does not have a maturity date, or provide for any scheduled payment of principal (or scheduled redemption date), earlier than 91 calendar days after the Maturity Date;

(xiii)                        Deferred Acquisition Consideration not relating to the Acquisition, any acquisition consummated prior to the date hereof or a Permitted Acquisition in an amount not to exceed [***] at any time; and

(xiv)                       ACH Indebtedness and Indebtedness owed in respect of business credit card programs and any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services;

(xv)                          Obligations of Depo DR under the [***];

(xvi)                       Indebtedness consisting of (i) the financing of insurance premiums with the providers of such insurance or their affiliates or (ii) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;

(xvii)                    Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default;

(xviii)                 Indebtedness in the form of an intercompany note issued in connection with a Permitted Acquisition involving a tender offer followed by a short form merger (i.e. a statutory short form merger that requires no further approvals to consummate); provided that (i) such short form merger is consummated within five Business Days of the incurrence of such Indebtedness and (ii) not later than three Business Days after consummation of the related short form merger, such Indebtedness (x) is extinguished or retired or (y) otherwise becomes a permitted Investment; and

(xix)                       guarantees of Indebtedness otherwise permitted hereunder except for Indebtedness permitted under Sections 6.2(viii), 6.2(x) and 6.2(xv).

6.3                               Liens and Encumbrances.  Create, assume or suffer to exist any Lien in or on any of its property, real or personal, whether now owned or hereafter acquired, except for (collectively, the “Permitted Liens”):

(i)                                     Liens in favor of the Collateral Agent or the Purchasers created by or otherwise existing under or in connection with the Credit Documents;

(ii)                                  Liens in existence as of the date hereof and set forth on Schedule 6.3;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(iii)                               Liens securing Indebtedness permitted under Section 6.2(iii); provided that (A) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Consolidated Entities of acquiring, constructing, installing and/or improving the property and any other assets then being financed solely by the same financing sources and (B) any such Lien shall not encumber any other property of any Consolidated Entity except assets then being financed solely by the same financing sources;

(iv)                              Liens securing Indebtedness permitted under Section 6.2(iv); provided that (A) any such Lien shall attach only to the accounts receivables and inventory of the Credit Parties (and the products and proceeds thereof), and (B) the Collateral Agent shall have a second-priority lien on all such accounts receivables and inventory (and the products and proceeds thereof);

(v)                                 Liens and other credit support provided in respect of Indebtedness permitted under Section 6.2(v); provided, that any such Lien shall attach only to cash and Cash Equivalents;

(vi)                              Liens securing Indebtedness permitted under Section 6.2(ix); provided that any such Lien shall attach only to the cash and Cash Equivalents of the Consolidated Entities pledged to secure such Indebtedness;

(vii)                           Liens securing Indebtedness permitted under Section 6.2(x), provided (A) any such Lien shall have attached prior to or substantially concurrently with the related Permitted Acquisition, (B) such Liens shall attach only to the assets of the Future Acquisition Subsidiary incurring such Indebtedness, and (C) the Collateral Agent shall have a second lien on all such assets securing such Indebtedness;

(viii)                        Liens arising under the [***];

(ix)                              Liens imposed by mandatory provisions of law of landlords, carriers, warehousemen, bailees, mechanics and materialmen incurred in the ordinary course of business for sums that are (A) not yet more than 30 days past due or (B) being contested in good faith by appropriate proceedings;

(x)                                 Liens (other than those imposed by ERISA) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, insurance, surety bonds, or other obligations of a like nature or to secure the performance of letters of credit, banker’s acceptances, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business;

(xi)                              Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(xii)                           Liens of judgments, execution, attachment or similar process that do not constitute an Event of Default under Section 7.1(i);

(xiii)                        (A) customary banker’s liens and rights of setoff, revocation, refund or chargeback under deposit agreements with financial institutions where any Credit Party maintains deposits or investments` in the ordinary course of business, and (B) customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services;

(xiv)                       Liens arising under Article 4 of the UCC on items in collection and documents and proceeds related thereto;

(xv)                          with respect to any real property occupied by any Credit Party, (i) all survey exceptions, easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof and (ii) any other Lien or exception to coverage described in mortgagee policies of title insurance issued in favor of, and accepted by, the Collateral Agent;

(xvi)                       Liens on property (including Capital Stock) existing at the time of acquisition of the property by a Consolidated Entity; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(xvii)                    Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings with respect to unearned premiums and other liabilities to insurance carriers;

(xviii)                 Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness not otherwise prohibited by Section 6.5(b);

(xix)                       Liens on specific items of inventory or other goods (and the proceeds thereof) of the Consolidated Entities securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xx)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(xxi)                       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxii)                    Liens in the nature of the right of setoff in favor of customers, suppliers and service providers to contractual agreements with the Consolidated Entities in the ordinary course of business;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(xxiii)                 Liens on processing or manufacturing equipment or inventory of the Consolidated Entities granted in the ordinary course of business to the Consolidated Entities’ supplier at which such equipment or inventory is located;

(xxiv)                any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, minority investment or similar arrangement otherwise permitted hereunder pursuant to any joint venture, shareholders, investor rights or similar agreement;

(xxv)                   Liens (i) consisting of deposits or advances made by any Consolidated Entity in connection with any letter of intent or purchase agreement in respect of any Permitted Acquisition or Investment permitted under this Agreement or (ii) consisting of an option or agreement to dispose of any property permitted to be sold pursuant to this Agreement;

(xxvi)                leases, subleases, licenses or sublicenses granted to third parties (a) entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Consolidated Entities, or (b) that are not otherwise prohibited by this Agreement;

(xxvii)             ground leases in respect of real property on which facilities owned or leased by any of the Consolidated Entities are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by any Consolidated Entity;

(xxviii)   any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by any Consolidated Entity (A) existing on the date hereof (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with a Permitted Acquisition;

(xxix)                Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by any Consolidated Entity with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes; and

(xxx)                   Liens to secure Indebtedness permitted under Section 6.2(xviii) to the extent applicable corporate law requires such Indebtedness to be secured; provided, that any such Liens are released within three Business Days of the consummation of the related short form merger.

6.4                               Investments.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any Indebtedness or Capital Stock of any other Person, or purchase or otherwise acquire or license any portion of the assets, business or properties of another Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (collectively, “Investments”), except for:

(i)                                     Investments consisting of cash and Cash Equivalents;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(ii)                                  Investments consisting of the extension of trade credit, the creation of prepaid expenses, payroll and travel advances, and the purchase of inventory, supplies, equipment and other assets, and licenses, in each case by the Consolidated Entities in the ordinary course of business;

(iii)                               Investments of the Borrower or any Subsidiary under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate or foreign currency risks and not for speculative purposes;

(iv)                              Investments existing as of the date hereof in Subsidiaries;

(v)                                 Investments made after the date hereof in Credit Parties (other than a Future Acquisition Subsidiary);

(vi)                              Investments made after the date hereof (A) by Credit Parties in Subsidiaries that are not Credit Parties or Future Acquisition Subsidiaries made after the Closing Date in an aggregate amount not exceeding [***] at any time outstanding for all such Investments and (B) by Subsidiaries that are not Credit Parties in other Consolidated Entities;

(vii)                           Permitted Acquisitions;

(viii)                        Guarantees permitted under Section 6.2(xix);

(ix)                              Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(x)                                 Investments made as a result of the receipt of non-cash consideration from any disposition of assets to third parties; provided that no more than [***] of the consideration for any Asset Disposition shall consist of non-cash consideration (other than consideration arising from the assumption of liabilities);

(xi)                              Investments consisting of forward purchase, call option and accelerated share repurchase and other equity derivative transactions permitted under Section 6.5;

(xii)                           Investments to the extent the consideration paid therefor consists of Qualified Capital Stock of the Borrower and Investments with the proceeds of a substantially concurrent offering of Qualified Capital Stock of the Borrower;

(xiii)                        Investments of any Person in existence at the time such Person becomes a Subsidiary; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(xiv)                       Payments, licenses, advances of expenses and acquisitions of Intellectual Property in connection with (A) research, development and other commercialization agreements or arrangements relating to the Material Products (or new formulation thereof) and any other product or medical device (or new formulation thereof) of the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Consolidated Entities that has received FDA marketing approval and has current revenue, or (B) products or medical devices acquired in a Permitted Acquisitions pursuant to license, collaboration and other agreements assumed or acquired in connection with such Permitted Acquisition;

(xv)                          Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xvi)                       Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; and

(xvii)                    any other Investments (including Investments by Credit Parties in Subsidiaries that are not Credit Parties not permitted by Section 6.4(vi)) so long as (A) the EBITDA of the Borrower for the Test Period most recently ended shall have been greater than [***] and (B) the amount of such Investment does not exceed the Available Additional Amount immediately prior to the date thereof.

6.5                               Restricted Payments.

(a)                                 Directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock, or set aside funds for any of the foregoing, except that:

(i)                                     the Credit Parties may declare and make dividend payments or other distributions payable solely in its Capital Stock to the extent not prohibited under applicable Requirements of Law;

(ii)                                  any Subsidiary of the Borrower may declare and make dividend payments or other distributions to the holders of its Capital Stock; provided that in the case of dividend or other distribution by a non-Wholly Owned Subsidiary, such dividend or distribution shall be made ratably with respect to their Capital Stock or shall be payable solely to the Credit Parties and/or Wholly Owned Subsidiaries of the Credit Parties;

(iii)                               the Borrower may make cash payments in lieu of the issuance of fractional shares in connection with the exercise or conversion of warrants, options or other rights to acquire Capital Stock;

(iv)                              the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Borrower held by current or former officers, directors, employees or consultants of any Consolidated Entity (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Stock was issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed [***] in any fiscal year;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(v)                                 (A) repurchases of Capital Stock deemed to occur upon the cash-less or net exercise of stock options, warrants or other convertible or exchangeable securities and (B) repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting thereof);

(vi)                              purchases of Capital Stock of any Subsidiary to the extent permitted as an Investment under Section 6.4;

(vii)                           the issuance of rights in connection with the adoption of a stockholders’ rights plan approved by the Borrower’s board of directors; and

(viii)                        purchases of Capital Stock of the Borrower (or any forward purchase, accelerated share purchase, capped call, call option or other equity derivatives) and the settlement or termination of any forward purchase, accelerated share purchase, capped call, call option or other equity derivatives so long as (A) the EBITDA of the Borrower for the Test Period most recently ended shall have been greater than [***] and (B) the amount of such purchase, settlement or termination does not exceed the Available Additional Amount immediately prior to the date thereof.

(b)                                 Directly or indirectly, make any voluntary prepayment of principal on, or interest, fees or premium (if any) with respect to, the Convertible Notes or any Indebtedness permitted under Section 6.2(xii), or directly or indirectly make any redemption (including pursuant to any change of control or asset disposition provision), retirement, defeasance or other acquisition for value of the Convertible Notes or any Indebtedness permitted under Section 6.2(xii), or make any deposit or otherwise set aside funds for any of the foregoing purposes; except that,

(i)                                     the Borrower may make scheduled payments of cash interest with respect to such Indebtedness at the non-default rate of interest (plus any additional interest payable with respect to any Convertible Notes or Indebtedness permitted under Section 6.2(xii) (x) as a remedy relating to the Borrower’s failure to comply with its reporting obligations thereunder, (y) for any such convertible notes failing to be freely tradable as required by the terms thereof and (z) for the restrictive legend on any such convertible notes failing to have been removed as required by the terms thereof) in effect on the date hereof, with respect to the Convertible Notes, or the date of issuance, with respect to any Indebtedness permitted under Section 6.2(xii), (but not cash payments of interest previously accrued in-kind) and may accrue (but may not pay in cash) other interest (including interest at the default rate);

(ii)                                  upon any conversion of any such Indebtedness by the holders thereof pursuant to its terms, the Borrower may pay or prepay the principal on such Indebtedness subject to such conversion, and interest with respect thereto, but only in Capital Stock of the Borrower (provided, that any fractional shares of Capital Stock of the Borrower required to be issued in connection with such conversion may be paid in cash);

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(iii)                               the Borrower may settle, repay, redeem or otherwise retire or acquire for value any such Indebtedness in exchange for shares of Qualified Capital Stock;

(iv)                              the Borrower may repurchase, redeem or otherwise retire or acquire for value any such Indebtedness with the proceeds of, in exchange for, new Indebtedness incurred pursuant to Section 6.2(xii); provided that (1) the aggregate principal amount of such new Indebtedness does not exceed the principal amount so repurchased, redeemed or otherwise retired or acquired for value (plus accrued and unpaid interest thereon), (2) the maturity for the new Indebtedness is no earlier than the later of (A) 91 calendar days after the Maturity Date and (B) the maturity date of the Indebtedness so repurchased, redeemed or otherwise retired or acquired for value, and (3) the stated interest rate for such new indebtedness is no greater than the stated interest rate of the Indebtedness so repurchased, redeemed or otherwise retired or acquired for value;

(v)                                 the Borrower may settle, repay, redeem or otherwise retire or acquire for value any such Indebtedness in cash so long as (A) the EBITDA of the Borrower for the Test Period most recently ended shall have been greater than [***] and (B) the amount to be paid in cash by a Consolidated Entity in connection with such settlement, repayment, redemption, etc. does not exceed the Available Additional Amount immediately prior to the date thereof;

(vi)                              the Borrower may repurchase any such Indebtedness upon the occurrence of a “change of control” or “fundamental change” so long as, prior to such repurchase, the Borrower shall have offered to repurchase the Notes at the then applicable optional prepayment price pursuant to Section 2.6 (assuming for such purposes that such “change of control” or “fundamental change” constitutes a Major Transaction) and shall have repurchased any Notes tendered pursuant to such offer.

6.6                               Transactions with Related Persons.  Except as expressly permitted by Section 6.5 and Investments permitted by Section 6.4, enter into any transaction with any Affiliate, except in the ordinary course of business pursuant to the reasonable requirements of the business of the Borrower and on terms substantially no more favorable to such Affiliate than those that such Affiliate would obtain in a comparable arms-length transaction with a Person other than the Borrower or an Affiliate thereof; provided that the foregoing shall not prohibit (a) of customary fees and indemnification provided to directors of the Consolidated Entities, (b) any compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with, directors, officers and employees of the Consolidated Entities entered in the ordinary course of business, and (c) the granting of registration and other customary rights to holders of the Borrower’s Capital Stock.

6.7                               Net Sales.  Commencing with the fiscal quarter ended [***], permit Net Sales as of the last day of any fiscal quarter to be less than the amount set forth below opposite such fiscal quarter:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Fiscal Quarter	Net Sales
Fiscal Quarters ended [***]	[***]
Fiscal Quarters ended [***]	[***]
Each Fiscal Quarter Thereafter	[***]

6.8                               Lines of Business.  Engage in any business other than the research, development, sale, distribution, manufacture and other commercialization of pharmaceutical products or compounds or medical devices and any business reasonably related, ancillary or incidental thereto.

6.9                               Depo DR Assets.  Permit Depo DR to (i) hold any interest in any assets other than its rights under the [***], the assets contributed thereto in connection with the [***], or cash received pursuant thereto, or (ii) engage in any activities or use or distribute any assets other than (A) exercising rights and performing its obligations under the [***], (B) distributing cash received pursuant thereto to a Credit Party or as required under the [***], and (C) any activities ancillary thereto and to the maintenance of its existence and good standing.

6.10                        Foreign Subsidiary Transfers.  (i) Other than transactions that are at prices and on terms and conditions not less favorable than could be obtained on an arm’s-length basis from unrelated third parties, with respect to a Credit Party, enter into any transaction with a Foreign Subsidiary pursuant to the terms of which such Credit Party transfers, or is obligated at any time to transfer, cash or assets to such Foreign Subsidiary, except as permitted by Section 6.4(vi) or 6.4(xvii), or (ii) with respect to any Consolidated Entity that is not a Foreign Subsidiary, transfer any interest in any Intellectual Property to a Foreign Subsidiary.

6.11                        Certain Amendments.  Amend, modify or change any provision of (i) its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, or any agreement among the holders of its Capital Stock or any of them or (ii) the terms of the Convertible Notes or any Indebtedness incurred pursuant to Sections 6.2(x) or 6.2(xii) after the date such Indebtedness is incurred; in each case other than in a manner that could not reasonably be expected to adversely affect the Purchasers in any material respect; provided that the Borrower may issue such Capital Stock, so long as such issuance is not prohibited by any provision of this Agreement, and may amend or modify its articles of incorporation to authorize any such Capital Stock and/or enter into, amend, modify or otherwise supplement agreements relating to its Capital Stock that are otherwise permitted hereunder.

6.12                        Limitation on Certain Restrictions.  Directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction, encumbrance or condition on (i) the ability of any Subsidiary of the Borrower to make any dividend payment or other distribution in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary or (ii) the creation, incurrence or

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission assumption of any Lien upon or with respect to any part of the Borrower’s or any of its Subsidiary’s property or assets, whether now owned or hereafter acquired, except (in the case of clauses (ii) and (iii) only) for such restrictions or encumbrances existing under or by reason of (A) the Credit Documents, (B) applicable Requirements of Law, (C) customary restrictions on the transfer or the creation, incurrence or assumption of any Lien contained in any agreement or instrument creating a Lien permitted under Section 6.3 (provided that such restrictions apply only to the assets subject to such Lien), (D) restrictions and conditions set forth in any agreement governing Indebtedness permitted by Section 6.2(iv) and restrictions and conditions set forth in the [***], (E) customary non-assignment provisions in agreements, leases and license restricting the assignment or transfer thereof, (F) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer of property that is the subject thereof, (G) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale (provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement), (H) restrictions on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (I) restrictions and conditions imposed by agreements of any Person in existence at the time such Person became a Subsidiary and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole, provided that such restrictions and conditions apply only to such Person, and (J) any restriction arising under or in connection with any agreement or instrument governing Capital Stock of any joint venture.

6.13                        Partnerships.  Acquire a general partnership interest in any legal partnership or other legal entity that does not provide for limited liability of its equity owners.

6.14                        Fiscal Year.  Change its fiscal year or its method of determining fiscal quarters (other than in connection with a Permissible Change of Control).

6.15                        Accounting Changes.  Other than as permitted pursuant to Section 1.2, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

7.1                               Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a)                                 (i) The Borrower shall fail to pay any principal amount when due, or (ii) the Borrower fails to pay any interest, fees or other charges or amounts payable within three Business Days of when due, under this Agreement, the Notes or under any other Credit Document;

(b)                                 Any Credit Party shall fail to observe or perform any covenant, restriction or agreement contained in Section 5.1, 5.2, 5.3, 5.9 or 5.13 or Article VI;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

(c)                                  Any Credit Party shall fail to observe or perform any covenant, restriction or agreement contained in any Credit Document (other than those described in Sections 7.1(a) and 7.1(b)) for 30 days after the earlier of the Borrower (i) obtaining knowledge of such failure or (ii) receiving written notice of such failure from the Collateral Agent or the Required Purchasers;

(d)                                 Any representation or warranty made or deemed made by any Credit Party in any Credit Document delivered pursuant to any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; provided, that the words “in any material respect” shall not apply to any representation, warranty, certification or statement that contains any qualification with respect to materiality, including a reference to the defined term “Material Adverse Effect;”

(e)                                  The occurrence and continuance of any default or event of default on the part of any Credit Party (including defaults due to non-payment) under the terms of any agreement, document or instrument pursuant to which the Credit Parties have incurred any Indebtedness in excess of [***], or the occurrence of any other event or condition, the effect of which default, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (without the giving of notice, lapse of time, or both), without regard to subordinated terms with respect thereto, such Indebtedness to become due or to be repurchased or redeemed (or an offer to repurchase or redeem such Indebtedness to be made) prior to its stated maturity; provided, that this clause (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any conversion, exchange or settlement with respect to the Convertible Notes or any other Indebtedness convertible into or exchangeable for Capital Stock pursuant to its terms unless such conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default and not otherwise prohibited by Section 6.5(b) (provided that the Borrower retains the right to settle such conversions, exchange or settlement in Capital Stock (and cash payable for any fractional shares)).

(f)                                   Any material provision of the Security Documents shall for any reason cease to be in full force and effect or cease to be effective to give the Collateral Agent a valid and perfected security interest in and Lien upon any portion of the collateral granted under the Security Documents in excess of, individually or in the aggregate, [***] purported to be covered thereby, subject to Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Collateral Agent or the Purchasers, or any Consolidated Entity shall assert of the foregoing or deny or disaffirm any Credit Party’s obligations under the Guaranty;

(g)                                  Any Consolidated Entity (i) files a petition for relief under the Bankruptcy Code or any other insolvency law or seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (ii) takes any corporate action to authorize or effect any of the foregoing actions, (iii) generally fails to pay, or admits in writing its inability to pay, its debts as such debts become due; (iv) shall apply for, seek or consent to, or acquiesce in, the appointment of a custodian, receiver, trustee, examiner, liquidator or similar official for it or for any material

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission portion of its assets; (v) benefits from or is subject to the entry of an order for relief under any bankruptcy or insolvency law; or (vi) makes an assignment for the benefit of creditors;

(h)                                 Failure of any Consolidated Entity within [***] after the commencement of any proceeding against it seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, to have such proceeding dismissed, or to have all orders or proceedings thereunder affecting the operations or the business of any Consolidated Entity stayed, or failure of any Consolidated Entity within [***] after the appointment, without its consent or acquiescence, of any custodian, receiver trustee, examiner, liquidator or similar official for it or for any material portion of its assets, to have such appointment vacated; or

(i)                                     The entry of one or more judgments or orders for the payment of money in excess of [***] in the aggregate (excluding any amounts covered by insurance within available limits which the applicable insurer does not deny are covered thereby) against the Consolidated Entities and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of [***] or the issuance of a writ of execution, attachment or similar process against any Consolidated Entity that is not dismissed, stayed, discharged or bonded within [***] after any Consolidated Entity acquires knowledge thereof.

7.2                               Remedies.  Upon the occurrence and during the continuance of any Event of Default:

(a)                                 Acceleration of Indebtedness.  The Required Purchasers may declare all or any part of the Notes immediately due and payable, whereupon the Notes shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower (provided, however, that all Notes shall automatically become due and payable upon the occurrence of an Event of Default under Section 7.1(g) or 7.1(h) with respect to the Borrower);

(b)                                 Other Remedies.  The Collateral Agent may with the approval of the Required Purchasers and shall at the direction of the Required Purchasers pursue all other remedies available to it by contract, at law or in equity, including its rights under the Security Documents.

(c)                                  Right of Setoff.  Each Purchaser may, and is hereby authorized by the Borrower to, at any time and from time to time, to the fullest extent permitted by applicable laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other indebtedness at any time owing by such Purchaser or any of its Affiliates to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, whether or not such obligations have matured.  Each Purchaser agrees promptly to notify the Borrower, each other Purchaser and the Collateral Agent after any such setoff or application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

(d)                                 Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the Collateral Agent’s and the Purchasers’ rights and remedies set forth in this Agreement is not

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intended to be exhaustive and the exercise by the Collateral Agent or the Purchasers of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Credit Documents or under any other agreement between the Borrower and the Collateral Agent or the Purchasers or that may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Collateral Agent or the Purchasers in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Credit Parties and the Collateral Agent or the Purchasers or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.

(e)                                  Notices to Purchasers.  The Collateral Agent shall deliver to the Purchasers any notice of acceleration received by it pursuant to Section 7.2(a) and written approval or written direction received by it pursuant to Section 7.2(b); provided, that any delivery of or failure to deliver any such notice, approval or direction shall not otherwise alter or effect the rights of the Purchasers or the Collateral Agent under this Section 7.2.  In addition, to the extent the Collateral Agent or the Required Purchasers deliver any notices to the Borrower with regards to the failure by any Credit Party to perform any covenant, restriction or agreement contained in any Credit Document, the Collateral Agent or the Required Purchasers, as applicable, will also deliver such notice to the other Purchasers on or about the same time such notice is provided to the Borrower; provided, that the delivery of or failure to deliver such notice to the other Purchasers shall not in any way effect the obligations of the Borrower, or the rights of the Collateral Agent or the Required Purchasers, in respect of such notice.

ARTICLE VIII

THE COLLATERAL AGENT

8.1                               Appointment and Authority.  Each of the Purchasers hereby irrevocably appoints Deerfield to act on its behalf as the Collateral Agent hereunder and under the other Credit Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except for the last paragraph of Section 8.8, the provisions of this Article VIII are solely for the benefit of the Collateral Agent and the Purchasers, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.  Subject to Section 8.8 and Section 9.10, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Purchasers.

8.2                               Rights as a Purchaser.  The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Collateral Agent and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity.  Such

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Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Purchasers.

8.3                               Exculpatory Provisions.

(a)                                 the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents to which it is a party.  Without limiting the generality of the foregoing, the Collateral Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in such other Credit Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Credit Document or applicable law; and

(iii)                               shall not, except as expressly set forth herein and in the other Credit Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(b)                                 The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.10) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Borrower or a Purchaser.

(c)                                  The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in

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Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

8.4                               Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5                               Delegation of Duties.  The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Collateral Agent.  The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.  The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

8.6                               Resignation of Collateral Agent.  The Collateral Agent may at any time give notice of its resignation to the Purchasers and the Borrower.  Upon the receipt of any such notice of resignation, the Required Purchasers shall have the right, in consultation with the Borrower so long as no Default has occurred and is continuing, to appoint a successor.  If no successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof.  Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Credit Documents (if not already discharged therefrom as provided above in this Section 8.6).  After the retiring Collateral Agent’s resignation, the provisions of this Article VIII and Section 9.2 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.  Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Purchaser directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 8.6.

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8.7                               Non-Reliance on Collateral Agent and Other Purchasers.  Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and purchase the Notes hereunder.  Each Purchaser also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

8.8                               Collateral and Guaranty Matters.  Each Purchaser agrees that any action taken by the Collateral Agent or the Required Purchasers in accordance with the provisions of this Agreement or of the other Credit Documents, and the exercise by the Collateral Agent or Required Purchasers of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Purchasers. Without limiting the generality of the foregoing, the Purchasers irrevocably authorize the Collateral Agent, at its option and in its discretion:

(a)                                 to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (A) upon discharge of the Obligations, (B) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer o or other disposition (other than any sale to a Credit Party) permitted hereunder or otherwise becomes an Excluded Property (as defined in the Security Agreement), (C) subject to Section 9.10, if approved, authorized or ratified in writing by the Required Purchasers or (D) to the extent such property is owned by a Subsidiary Guarantor upon the release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b)                                 to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (iii), (iv), (v), (vi), (vii), (x), (xvi), (xviii), (xix), (xx), (xxi), (xxv) or (xxvi) of Section 6.3;

(c)                                  to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder;

(d)                                 to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and

(e)                                  to enter into an intercreditor agreement as contemplated by Section 6.2(iv) or 6.2(x).

Upon request by the Collateral Agent at any time the Required Purchasers will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guaranty pursuant to this Section 8.8.

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In each case as specified in this Section 8.8, the Collateral Agent will (and each Purchaser irrevocably authorizes the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of collateral from the assignment and security interest granted under the Security Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into an intercreditor agreement as contemplated by Section 6.2(iv) or 6.2(x) or (iv) to evidence the release of such Subsidiary Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 8.8 and in form and substance reasonably acceptable to the Collateral Agent.

The Collateral Agent shall deliver to the Purchasers notice of any action taken by it under this Section 8.8 as soon as reasonably practicable after the taking thereof; provided, that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Article VIII.

8.9                               Reimbursement by Purchasers.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 9.1 or 9.2 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Purchaser severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Purchaser’s pro rata share (based upon the percentages as used in determining the Required Purchasers as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.

ARTICLE IX

MISCELLANEOUS

9.1                               Costs and Expenses.  The Borrower agrees to pay on demand all reasonable and documented out-of-pocket expenses of the Collateral Agent and the Purchasers, including reasonable fees and disbursements of counsel, in connection with:  (i) the preparation, execution, delivery, and filing, if required of this Agreement and the other Credit Documents (provided that the obligation to reimburse under clause (i) shall not exceed [***]), (ii) any amendments, supplements, consents or waivers hereto or to the other Credit Documents and (iii) the administration or enforcement of this Agreement and the other Credit Documents.  In addition, the Borrower shall pay any Other Taxes in accordance with Section 2.11(b).

9.2                               Indemnification.  From and at all times after the date of this Agreement, and in addition to all of the Collateral Agent’s and the Purchasers’ other rights and remedies against the Borrower, the Borrower agrees to indemnify, defend and hold harmless the Collateral Agent and the Purchasers and their respective Related Parties from and against all damages, losses and other out-of-pocket costs and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and expenses, court costs and fees, and consultant and expert witness fees and

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expenses, but limited in the case of attorney’s fees and expenses to the reasonable and documented out of pocket fees, disbursements and other charges of one counsel to the indemnified parties, taken as a whole and if reasonably necessary, one local counsel in each appropriate jurisdiction (and, in the case of a conflict of interest, where the indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional separate counsel for all similarly affected indemnitees) (collectively “Costs”) arising in any manner, directly or indirectly, out of or by reason of any and all claims (whether valid or not), actions, suits, inquiries, investigations and administrative proceedings (collectively, “Proceedings”) relating to (i) the negotiation, preparation, execution or performance of this Agreement or the other Credit Documents, or any transaction contemplated herein or therein, whether or not any party protected under this Section 9.2 is a party to, or target of, any Proceeding in question (provided, however, that no indemnified party shall have the right to be indemnified hereunder for any liability resulting from the willful misconduct or gross negligence of such indemnified party (as finally determined by a court of competent jurisdiction), material breach by any Purchaser of its obligations under this Agreement, including any failure by a Purchaser to purchase the Notes as required hereunder, or disputes that are solely among Purchasers or among the Collateral Agent and the Purchasers), (ii) any breach of any of the covenants, warranties or representations of any Credit Party hereunder or under any other Credit Document, (iii) any Lien or charge upon amounts payable hereunder by any Credit Party to the Purchasers or any taxes, assessments, impositions and other charges in respect of the collateral described in the Security Documents, (iv) any violation or alleged violation of any Environmental Law, federal or state securities law, common law, equitable requirement or other legal requirement by any Credit Party or with respect to any property owned, leased or operated by any Credit Party (in the past, currently or in the future) to the extent that a Credit Party is alleged to be responsible for such violation or alleged violation, or (v) any presence, generation, treatment, storage, disposal, transport, movement, release, suspected release or threatened release of any Hazardous Material on, in, to or from any property (or any part thereof including the soil and groundwater thereon and thereunder) owned, leased or operated by any Credit Party (in the past, currently or in the future) and for which any Credit Party is alleged to be responsible.  All Costs shall be additional Obligations under this Agreement, shall be payable on demand to the party to be indemnified and shall be secured by the Lien of the Security Documents.  Without limiting the foregoing, the Borrower shall be obligated to pay, on demand, the costs of any investigation, monitoring, assessment, enforcement, removal, remediation, restoration or other response or corrective action undertaken by the Collateral Agent or the Purchasers or any other indemnified party, or their respective agents, with respect to any property owned, leased or operated by any Credit Party.  The obligations of the Borrower under this Section 9.2 shall not be limited to any extent by payment of the Obligations and termination of this Agreement and shall remain in full force and effect until expressly terminated by the Purchasers in writing.  This Section 9.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

9.3                               Governing Law.  This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except as may be expressly otherwise provided in any Credit Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the

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New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

9.4                               Consent to Jurisdiction; Waiver of Jury Trial.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Purchaser, the Collateral Agent or any Affiliate of any of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that any Purchaser or the Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.5                               Notices.  All demands, notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given when the writing is delivered, if given or delivered by hand, overnight delivery service or facsimile transmitter (with confirmed receipt), or five days after being mailed, if mailed, by first class, registered or certified mail, postage prepaid, to the address set forth below:

Party	Address

Borrower	7999 Gateway Blvd, Suite 300
Newark, California 94560
Fax: (510) 744-8001
Attention: Matt Gosling, Esq.

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Collateral Agent	c/o Deerfield Management Company, L.P.
780 Third Avenue, 37th Floor
New York, NY 10017
Fax: (212) 599-3075
Attention: Jon Isler

With a copy (which shall not constitute notice) to:

Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, NC 28246
Fax: (704) 373-3964
Attention: S. Graham Robinson

Any Purchaser	To the address set forth on Exhibit A for such Purchaser.

The Borrower or any Purchaser may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

9.6                               Continuing Obligations.  All agreements, representations and warranties contained herein or made in writing by or on behalf of any Credit Party in connection with the transactions contemplated hereby shall survive the execution and delivery of the Credit Documents.  The Borrower further agrees that to the extent any Credit Party makes a payment to the Collateral Agent or the Purchasers, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or other similar state or federal statute, or principle of equity, then, to the extent of such repayment by the Collateral Agent or the Purchasers, the Obligation or part thereof intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been received by the Collateral Agent or the Purchasers.

9.7                               Successors and Assigns.  This Agreement shall be binding upon the Borrower and its respective successors and assigns and all rights against the Borrower arising under this Agreement shall be for the sole benefit of the Collateral Agent and the Purchasers.

9.8                               Assignment and Sale.  The Borrower may not sell, assign or transfer this Agreement or any of the other Credit Documents or any portion hereof or thereof, including their respective rights, title, interests, remedies, powers, and duties hereunder or thereunder.  Nothing in any Credit Document shall prohibit the Purchasers from pledging or assigning this Agreement, the Notes and the Purchasers’ rights under any of the Credit Documents, including collateral therefor, or any portion hereof or thereof to any Person other than a Restricted Transferee; provided that, in the case of an assignment of the Notes or any rights or participations therein, such Person shall agree in writing to the provisions hereof applicable to Purchasers (including without limitation, the provisions of Article 8 and Sections 9.10 and 9.11).  Any assignee or

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successor to a Purchaser shall become a “Purchaser” under this Agreement at the time such Person’s ownership interest in a Note is recorded in the Register and such Person shall be subject to the obligations set forth in this Agreement.

9.9                               Entire Agreement.  THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF.  THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.10                        Amendment.  No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Purchasers, and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a)                                 unless agreed to by each Purchaser directly affected thereby, (i) reduce or forgive the principal amount of any Note, reduce the rate of or forgive any interest thereon, or reduce or forgive any premium or fees hereunder, (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Note, or extend the time of payment of any premium or fees hereunder, (iii) increase any Commitment of any such Purchaser over the amount thereof in effect or extend the maturity thereof (it being understood that a waiver of any condition precedent set forth in Sections 3.1 or 3.2 or of any Default or Event of Default or mandatory reduction in the Commitments, if agreed to by the Required Purchasers or all Purchasers (as may be required hereunder with respect to such waiver), shall not constitute such an increase), (iv) reduce the percentage of the aggregate Commitments or of the aggregate outstanding principal amount of the Notes, or the number or percentage of Purchasers, that shall be required for the Purchasers or any of them to take or approve, or direct the Collateral Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Purchasers”), (v) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Purchasers for such amendment, modification, waiver, discharge, termination or consent, (vi) change or waive any provision of Section 2.13, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Purchasers, or this Section 9.10, or (vii) release any lien on all or substantially all of the collateral pledged by the Credit Parties under the Security Documents other than in connection with a sale or transfer of assets permitted by this Agreement; and

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(b)                                 unless agreed to by the Collateral Agent in addition to the Purchasers required as provided hereinabove to take such action, affect the respective rights or obligations of the Collateral Agent, as applicable, hereunder or under any of the other Credit Documents.

9.11                        Treatment of Certain Information; Confidentiality.  Each of the Collateral Agents and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, managing members or managers, counsel, accountants and other representatives (collectively, “Representatives”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the person making such disclosure shall remain liable and be responsible for any breach by such Representative of the provisions of this Section 9.11), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, the Collateral Agent or such Purchaser, as applicable, shall use reasonable efforts to notify the Borrower prior to such disclosure to the extent practicable and legally permitted to do so), (c) to the extent required by applicable Requirements of Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) to any state, federal or foreign authority or examiner regulating any Purchaser, (g) subject to an agreement containing provisions substantially the same as those of this Section 9.11, to any actual or prospective permitted assignee of the Purchaser (or their Representatives, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (h) with the consent of the Borrower, or (i) to the extent such Information becomes available to the Collateral Agent, any Purchaser or any of their respective Affiliates on a non-confidential basis from a source other than a Consolidated Entity; provided that, to the knowledge of the recipient of such Information, the source of such Information was not and is not bound by any contractual or other obligation of confidentiality to the Borrower or any other Person with respect to any of such information. For purposes of this Section 9.11, “Information” means all information received from any Consolidated Entity relating to any Consolidated Entity or any of their respective businesses excluding any such information that is generally available to the public, other than as a direct or indirect result of the disclosure of any of such information by the Collateral Agent, any Purchaser or any of their Representatives.

9.12                        Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Borrower as of the date hereof and as of each date that any Notes are issued to such Purchaser, that:

(a)                                 Such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its formation. Each Credit Document to which it is a party has been duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization,

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity.

(b)                                 Each of the Notes to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws.

(c)                                  Such Purchaser can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(d)                                 Such Purchaser has had an opportunity to receive, review and understand all information related to the Borrower requested by it and to ask questions of and receive answers from the Borrower regarding the Borrower, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence. Such Purchaser acknowledges receipt of copies of the Borrower’s filings with the SEC. Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Credit Documents.

(e)                                  Such Purchaser understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Borrower or the purchase of the Notes.

(f)                                   Such Purchaser is an “accredited investor” in Regulation D promulgated under the 1933 Act.

(g)                                  Such Purchaser did not learn of the investment in the Loan Securities as a result of any general solicitation or general advertising.

9.13                        Severability.  In the event that any provision of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, such determination shall not invalidate or render unenforceable any other provision hereof.

9.14                        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which, together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Agreement.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

9.15                        Captions.  The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof.

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Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

DEPOMED, INC., as the Borrower

By:	/s/ August J. Moretti
Name:	August J. Moretti
Title:	Sr. Vice President & Chief Financial Officer

BIOPHARMA SECURED INVESTMENTS III HOLDINGS CAYMAN LP,
as a Purchaser

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By:	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Signature Page to Note Purchase Agreement

DEERFIELD PRIVATE DESIGN FUND III, L.P., as Collateral Agent and a Purchaser

By:	Deerfield Mgmt III, L.P.
General Partner

	By:	J.E. Flynn Capital III, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Signature Page to Note Purchase Agreement

DEERFIELD SPECIAL SITUATIONS FUND, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Signature Page to Note Purchase Agreement

EXHIBIT A

COMMITMENTS; NOTICE ADDRESSES

Purchaser	Commitment	Notice Address
Deerfield Private Design Fund III, L.P.	[***]	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
Deerfield Partners, L.P.	[***]	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
Deerfield International Master Fund, L.P.	[***]	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
Deerfield Special Situations Fund, L.P.	[***]	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
Deerfield Private Design Fund II, L.P.	[***]	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
Deerfield Private Design International II, L.P.	[***]	c/o Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017 Fax: (212) 599-3075 Attention: Jon Isler
BioPharma Secured Investments III Holdings Cayman LP	[***]

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

Georgetown, Grand Cayman KY1-9005

Grand Cayman

Attention: Pedro Gonzalez de Cosio

Facsimile: (345) 945-4757

with copies (which shall not constitute notice) to:

Pharmakon Advisors LP

110 East 59th Street, #3300

New York, NY 10022

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Attn: Pedro Gonzalez de Cosio

Phone: (212) 883-2296

Fax: (917) 210-4048

Email: pg@pharmakonadvisors.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol, Esq.

Phone: (212) 872-8081

Fax: (212) 872-1002

Email: gsecol@akingump.com

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

EXHIBIT B

FORM OF NOTE

(See attached.)

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

FORM OF SENIOR SECURED NOTE

$[•]	[•], 2015

FOR VALUE RECEIVED, DEPOMED, INC., a California corporation (the “Borrower”), hereby promises to pay to [•], a [•] (the “Purchaser”), at its offices located at [•] (or at such other place or places as the Purchaser may designate), at the times and in the manner provided in the Note Purchase Agreement, dated as of March 12, 2015 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), among the Borrower, the Purchasers from time to time parties thereto, and Deerfield Private Design Fund III, L.P., a Delaware limited partnership, as Collateral Agent and a Purchaser, the principal sum of [•] ($[•].00), under the terms and conditions of this senior secured note (this “Note”) and the Note Purchase Agreement.  The defined terms in the Note Purchase Agreement are used herein with the same meaning.  The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Note Purchase Agreement.

This Note is one of the Notes referred to in the Note Purchase Agreement and is issued to evidence the Loan made by the Purchaser pursuant to the Note Purchase Agreement.  All of the terms, conditions and covenants of the Note Purchase Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Note Purchase Agreement and the other Credit Documents.  Reference is made to the Note Purchase Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note pursuant to the Note Purchase Agreement, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

This Note and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note shall be governed by, and construed in accordance with, the law of the State of New York.  The Borrower hereby submits to the nonexclusive jurisdiction and venue of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, although the Purchaser shall not be limited to bringing an action in such courts.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY WITH RESPECT TO THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT THE FOLLOWING ADDRESS: 7999 GATEWAY BLVD., SUITE 300, NEWARK, CALIFORNIA 94560, ATTENTION: CONTROLLER, FAX NUMBER: (510) 744-8001.

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Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

DEPOMED, INC.

By:
Name:
Title:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

EXHIBIT C

FORM OF PURCHASE NOTICE

(See attached.)

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

FORM OF

PURCHASE NOTICE

[•], 2015

[Insert Name and Address

Of Purchasers]

Ladies and Gentlemen:

The undersigned, Depomed, Inc. (the “Borrower”), refers to the Note Purchase Agreement, dated as of March 12, 2015, among the Borrower, the Collateral Agent, and certain Purchasers party thereto (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement,” the terms defined therein being used herein as therein defined). Pursuant to Section 2.1(b) of the Note Purchase Agreement, the Borrower hereby gives you irrevocable notice that the Borrower desires to issue and sell to each Purchaser, and requests that each Purchaser purchase, a Note with an original principal amount equal to such Purchaser’s Commitment subject to and on the terms and conditions set forth in the Note Purchase Agreement, and to that end sets forth below the information relating to such requested sale and purchase as required by Section 2.1(b) of the Investment Agreement:

(i)                                     The date of sale and purchase of the Notes is requested to be              , 2015 (the “Purchase Date”).

(ii)                                  (The Borrower directs each Purchaser to wire the Note purchase proceeds to and on behalf of the Borrower in accordance with the payment and wiring instructions attached hereto as Schedule A.

The Borrower acknowledges that the Purchasers’ obligations to purchase the Notes shall be subject to the satisfaction of the conditions set forth in Section 3.2 to the Note Purchase Agreement.

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Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

Very truly yours,

DEPOMED, INC.

By:
Name:
Title:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

SCHEDULE A

PAYMENT AND WIRE INSTRUCTIONS

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

EXHIBIT D-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of March 12, 2015 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Depomed, Inc., as Borrower, Deerfield Private Design Fund III., L.P., as Collateral Agent, and each purchaser from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PURCHASER]

By:
Name:
Title:
Date: , 20[ ]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

EXHIBIT D-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Note Purchase Agreement dated as of March 12, 2015 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Depomed, Inc., as Borrower, Deerfield Private Design Fund III., L.P., as Collateral Agent, and each purchaser from time to time party thereto.

Pursuant to the provisions of Section 2.11 of the Note Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Note(s) in respect of which it is providing this certificate, (ii) with respect to the extension of credit pursuant to this Note Purchase Agreement or any other Credit Document, neither the undersigned nor any of its beneficial owners is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) none of its beneficial owners is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) none of its beneficial owners is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings given to them in the Note Purchase Agreement.

[NAME OF PURCHASER]

By:
Name:
Title:
Date: , 20[ ]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

EXHIBIT E

FORM OF GUARANTY

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of the [•] day of [•], 2015 (this “Guaranty”), is made by [[Acquisition Subsidiary], a [•] (“Acquisition Sub”)](1) and Subsidiary of DEPOMED, INC., a California corporation (the “Borrower”), and each Subsidiary of the Borrower that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a “Guarantor Accession”; such Subsidiaries of the Borrower, including Acquisition Sub, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined).  Capitalized terms used herein without definition shall have the meanings given to them in the Note Purchase Agreement referred to below.

RECITALS

A.                                    The Borrower, the Purchasers party thereto, and Deerfield Private Design Fund III, L.P., as a Purchaser and as Collateral Agent for the Purchasers (in such capacity, the “Collateral Agent”), are parties to a Note Purchase Agreement, dated as of March 12, 2015 (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”), pursuant to which the Purchasers [will purchase](2) [purchased](3) the Notes upon the terms and subject to the conditions set forth therein.

B.                                    [It is a condition to the purchase of the Notes by the Purchasers under the Note Purchase Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined).  The Guaranteed Parties are relying on this Guaranty in their decision to purchase the Notes from the Borrower under the Note Purchase Agreement, and would not purchase the Notes thereunder without this Guaranty.](4)

C.                                    The Borrower and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis.  As part of such integrated operations, the Borrower, among other things, will advance to the Guarantors from time to time certain proceeds from the sale of the Notes by the Borrower to the Purchasers pursuant to the Note Purchase Agreement.  Each Guarantor will therefore obtain benefits as a result of the sale of the Notes by the Borrower under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

(1)  NTD - Acquisition Subsidiary only applies to the extent formed prior to close.

(2)  NTD - Include if there is an Acquisition Subsidiary formed prior to close.

(3)  NTD - Include if no Acquisition Subsidiary is formed prior to close.

(4)  NTD - Include if there is an Acquisition Subsidiary formed prior to close.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Guaranteed Parties to enter into the Note Purchase Agreement and to induce the Purchasers to purchase the Notes from the Borrower thereunder, each Guarantor hereby agrees as follows:

1.                                      Guaranty.

(a)                                 Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

(i)                                     guarantees to the Purchasers and the Collateral Agent (collectively, the “Guaranteed Parties”) the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations of the Borrower under the Note Purchase Agreement and the other Credit Documents, including all principal of and interest on the Notes, all fees, expenses, indemnities and other amounts payable by the Borrower under the Note Purchase Agreement or any other Credit Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this Section 1(a)(i), collectively, the “Guaranteed Obligations”);

(ii)                                  agrees to pay on demand all reasonable and documented out-of-pocket expenses of the Guaranteed Parties hereunder, including reasonable fees and disbursements of counsel in connection with (A) any amendments, supplements, consents or waivers hereto and (B) the administration or enforcement of this Guaranty; and

(iii)                               agrees to indemnify, defend and hold harmless each Guaranteed Party and their respective Related Parties from and against all damages, losses and other out-of-pocket costs and expenses of any kind or nature whatsoever pursuant to the terms of Section 9.2 of the Note Purchase Agreement.

(b)                                 Notwithstanding the provisions of Section 1(a) and notwithstanding any other provisions contained herein or in any other Credit Document:

(i)                                     no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

(ii)                                  the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, “Insolvency Laws”), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (x) applicable law or (y) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties).

(c)                                  The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a “Funding Guarantor”) that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date.

“Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied.

“Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

“Adjusted Maximum Guaranteed Amount” means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor determined without considering any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder as assets or liabilities of such Guarantor.

“Aggregate Payments” means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 1(c)).

The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  Each

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Funding Guarantor’s right of contribution under this Section 1(c) shall be subject to the provisions of Section 4.  The allocation among Guarantors of their obligations as set forth in this Section 1(c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

(d)                                 The guaranty of each Guarantor set forth in this Section 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection.  Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Credit Document.

2.                                      Guaranty Absolute.  Each Guarantor agrees that its obligations hereunder and under the other Credit Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral (as defined in the Security Agreement) or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

(i)                                     any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Note Purchase Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii)                                  the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Note Purchase Agreement, any other Credit Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii)                               the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

(iv)                              any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

(v)                                 any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily, as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in

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respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi)                              the exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii)                           any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

(viii)                        any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

(ix)                              any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, setoff or counterclaim available to, the Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following:  (x) the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable) and (y) the termination of the Commitments under the Note Purchase Agreement (the events in clauses (x) and (y) above, collectively, the “Termination Requirements”).

3.                                      Certain Waivers.  Each Guarantor hereby knowingly, voluntarily and expressly waives:

(i)                                     presentment, demand for payment, demand for performance, protest and notice of any other kind, including notice of nonpayment or other nonperformance (including notice of default under any Credit Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

(ii)                                  any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or

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extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security;

(iii)                               any right or defense based on or arising by reason of any right or defense of the Borrower or any other Person, including any defense based on or arising from a lack of authority or other disability of the Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Credit Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Borrower for any reason other than the satisfaction of the Termination Requirements;

(iv)                              any defense based on any Guaranteed Party’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(v)                                 any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or setoff, any defense, counterclaim, claim, right of recoupment or setoff that it may at any time have against any Guaranteed Party (including failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the payment in full in cash of the Guaranteed Obligations; and

(vi)                              any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

4.                                      No Subrogation; Subordination.  Each Guarantor hereby waives, and agrees that it will not exercise or seek to exercise, any claim or right that it may have against the Borrower or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of the Guaranteed Parties against the Borrower or any other Guarantor, any right of indemnity, contribution or reimbursement against the Borrower or any other Guarantor (including rights of contribution as set forth in Section 1(c)), any right to enforce any remedies of any Guaranteed Party against the Borrower or any other Guarantor, or any benefit of, or any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including the Bankruptcy Code), common law or otherwise; provided, however, that a Guarantor may enforce the rights of contribution set forth in Section 1(c) after satisfaction of the Termination Requirements.  Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Borrower or any other Subsidiary of the Borrower to such Guarantor, including any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany debt or receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed

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Obligations.  Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any rights of contribution at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Collateral Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Credit Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty.  Additionally, in the event the Borrower or any other Credit Party becomes a “debtor” within the meaning of the Bankruptcy Code, the Collateral Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Borrower or such Credit Party to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Collateral Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

5.                                      Representations and Warranties.  Each Guarantor hereby represents and warrants to the Guaranteed Parties that, as to itself, all of the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.7 relating to it contained in the Note Purchase Agreement are true and correct.

6.                                      Financial Condition of Borrower.  Each Guarantor represents that it has knowledge of the Borrower’s financial condition and affairs and that it has adequate means to obtain from the Borrower on an ongoing basis information relating thereto and to the Borrower’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor.  Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

7.                                      Payments; Application; Setoff.

(a)                                 Each Guarantor agrees that, upon the failure of the Borrower to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the

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Collateral Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b)                                 All payments made by each Guarantor hereunder will be made in Dollars to the Collateral Agent, without setoff, counterclaim or other defense and, in accordance with the Note Purchase Agreement, free and clear of and without deduction for any taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Note Purchase Agreement in respect of all payments made by it hereunder.

(c)                                  All payments made hereunder shall be applied in accordance with the provisions of Section 2.8 of the Note Purchase Agreement.

(d)                                 In the event that the proceeds of any sale, disposition or realization of the Collateral or otherwise are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Credit Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(e)                                  Upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Credit Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Credit Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Guaranteed Party and their respective Affiliates under this Section 7(e) are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have.  Each Guaranteed Party agrees to notify the Borrower and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.                                      No Waiver.  The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise.  No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default.  No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees

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shall be effective to amend, modify or discharge any provision of this Guaranty or any other Credit Document or to constitute a waiver of any Default or Event of Default.  No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9.                                      Enforcement.  The Guaranteed Parties agree that, except as provided in Section 7(e), this Guaranty may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the Required Purchasers as provided for in the Note Purchase Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors’ obligations hereunder.  The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Borrower or any other Guarantor and whether or not the Borrower or any other Guarantor is joined in any such action.  Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other Person under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.

10.                               Amendments, Waivers, etc.  No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Guarantors, the Collateral Agent and such of the Purchasers as may be required under Section 9.10 of the Note Purchase Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

11.                               Addition, Release of Guarantors.  Subject to Section 8.8 of the Note Purchase Agreement, each Guarantor recognizes that the provisions of the Note Purchase Agreement require certain Persons that become Subsidiaries of the Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Collateral Agent’s actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

12.                               Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival.  This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of Sections 1(a)(ii) and 4 shall survive any termination of this

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Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of all of the Purchasers) and (iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns.  Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Note Purchase Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise.  Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith.  All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

13.                               Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative, Process Agent, Attorney-in-Fact.

(a)                                 This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

(b)                                 Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court therefrom in any action or proceeding arising out of or relating to this Guaranty or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or in any other Credit Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Credit Document against any Guarantor or its properties in the courts of any jurisdiction.

(c)                                  Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Credit Document in any court referred to in Section 13(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)                                 Each Guarantor hereby irrevocably designates and appoints the Borrower as its designee, appointee and agent to receive on its behalf all service of process in any such action or proceeding and any other notice or communication hereunder, irrevocably consents to service of process in any such action or proceeding by registered or certified mail directed to the Borrower at its address set forth in the Note Purchase Agreement (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three business days after deposit in the United States mails, proper postage prepaid and properly addressed), and irrevocably agrees that service so made shall be effective and binding upon such Guarantor in every respect and that any other notice or communication given to the Borrower at the address and in the manner specified herein shall be effective notice to such Guarantor.  Nothing in this Section 13 shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against any Guarantor in the courts of any other jurisdiction.

(e)                                  Further, each Guarantor does hereby irrevocably make, constitute and appoint the Borrower as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, the Borrower’s name or otherwise, and with full power of substitution in the premises, from time to time in the Borrower’s discretion to agree on behalf of, and sign the name of, such Guarantor to any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty, any other Credit Document or any document or instrument related hereto or thereto, and to take any other action and do all other things on behalf of such Guarantor that the Borrower may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Credit Documents.  The Borrower will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of the gross negligence or willful misconduct of the Borrower.  This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor.  By its signature hereto, the Borrower consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each Guarantor.

14.                               Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.                               Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or

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registered mail or sent by facsimile as follows: (i) if to any Guarantor, in care of the Borrower and at the Borrower’s address for notices set forth in the Note Purchase Agreement, and (ii) if to the Borrower or any Guaranteed Party, at their respective addresses for notices set forth in the Note Purchase Agreement; in each case, as such addresses may be changed from time to time pursuant to the Note Purchase Agreement, and with copies to such other Persons as may be specified under the provisions of the Note Purchase Agreement.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in the Note Purchase Agreement shall be effective as provided therein.

16.                               Severability.  To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17.                               Construction.  The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.  Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.  The provisions of Section 1.3 of the Note Purchase Agreement are hereby incorporated by reference as if fully set forth herein.

18.                               Counterparts; Effectiveness.  This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.  Delivery of an executed counterpart of a signature page of this Guaranty or a Guarantor Accession by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Guaranty or such Guarantor Accession.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

[GUARANTOR]

By:
Name:
Title:

[Signatures Continue on Following Page]

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Signature Page to Guaranty Agreement

Accepted and agreed to:

DEERFIELD PRIVATE DESIGN FUND III, L.P., as Collateral Agent

By:	Deerfield Mgmt III, L.P.
General Partner

By:	J.E. Flynn Capital III, LLC
General Partner

By:
Name:	David J. Clark
Title:	Authorized Signatory

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Signature Page to Guaranty Agreement

EXHIBIT A

GUARANTOR ACCESSION

THIS GUARANTOR ACCESSION (this “Accession”), dated as of                           , 20        , is executed and delivered by [NAME OF NEW GUARANTOR], a                              (the “New Guarantor”), pursuant to the Guaranty Agreement referred to below.

Reference is made to the Note Purchase Agreement, dated as of March 12, 2015, among Depomed, Inc., a California corporation (the “Borrower”), the Purchasers party thereto, and Deerfield Private Design Fund III, L.P., a Delaware limited partnership, as a Purchaser and as Collateral Agent for the Purchasers (as amended, modified, restated or supplemented from time to time, the “Note Purchase Agreement”).  In connection with and as a condition to the purchase of the Notes by the Purchasers under the Note Purchase Agreement, a Subsidiary of the Borrower, has executed and delivered a Guaranty Agreement, dated as of                             , 20     (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which Acquisition Sub has guaranteed the payment in full of the obligations of the Borrower under the Note Purchase Agreement and the other Credit Documents (as defined in the Note Purchase Agreement).  Capitalized terms used herein without definition shall have the meanings given to them in the Guaranty Agreement.

The Borrower has agreed under the Note Purchase Agreement to cause certain of its future Subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder.  The New Guarantor is a Subsidiary of the Borrower that the Borrower is required to cause to become a party to the Guaranty Agreement.  The New Guarantor will obtain benefits as a result of sale of the Notes to the Purchasers by the Borrower under the Note Purchase Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession.  Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to the Purchasers in connection with their purchase of the Notes from the Borrower under the Note Purchase Agreement, the New Guarantor hereby agrees as follows:

1.                                      The New Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Guaranty Agreement as a Guarantor thereunder.  In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty Agreement, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty Agreement, all on the terms and subject to the conditions set forth in the Guaranty Agreement.

2.                                      The New Guarantor hereby represents and warrants that after giving effect to this Accession, each representation and warranty related to it contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.7 the Note Purchase Agreement is true and correct with respect to the New Guarantor as of the date hereof.

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3.                                      This Accession shall be a Credit Document (within the meaning of such term under the Note Purchase Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns.  This Accession and its attachments are hereby incorporated into the Guaranty Agreement and made a part thereof.

[Signature page follow]

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IN WITNESS WHEREOF, the New Guarantor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

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EXHIBIT F

FORM OF SECURITY AGREEMENT

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